     =======================================

              R.H. PHILLIPS, INC.

      $2,500,000 AGGREGATE PRINCIPAL AMOUNT
                       OF
        14% UNSECURED SUBORDINATED NOTES
                       AND
 12% SERIES A SENIOR REDEEMABLE EXCHANGEABLE
               PREFERRED STOCK


        =============================
        SECURITIES EXCHANGE AGREEMENT
        =============================
          Dated as of March 12, 1999

   ===========================================

                TABLE OF CONTENTS
                                         Page
SECTION 1.    AUTHORIZATION AND EXCHANGE
              OF SECURITIES.................1
    1.1  Authorization of Securities........1
    1.2  Exchange of Securities.............2
    1.3  Definitions, etc...................2
SECTION 2.    GENERAL REPRESENTATIONS
              AND WARRANTIES................2
    2.1  Capital Stock;Subsidiaries.........3
    2.2  Organization and Authority.........3
    2.3  Corporate Proceedings..............4
    2.4  Validity of Agreement and
         Securities.........................4
    2.5  Consent, etc.......................4
    2.6  Business...........................4
    2.7  Financial Statements...............4
    2.8  No Material Adverse Change.........5
    2.9  Licenses, Registrations, etc.......5
    2.10 Properties.........................5
    2.11 Compliance with Other
         Instrument, etc....................5
    2.12 No Conflict, etc...................6
    2.13 No Materially Adverse
         Contracts, etc.....................6
    2.14 Compliance with Law, etc...........6
    2.15 Compliance with ERISA;
         Multiemployer Plans................6
    2.16 Pending Litigation, etc............7
    2.17 Taxes..............................7
    2.18 Holding Company Act;
         Investment Company Act.............8
    2.19 No Margin Regulation Violation.....8
    2.20 Compliance with Environmental Laws.9
    2.21 Labor Relations......................9
    2.22 Insurance............................9
    2.23 Offerees.............................9
    2.24 Other Names..........................9
    2.25 Investments..........................9
              TABLE OF CONTENTS
                (continued)
                                            Page
    2.26 Broker's or Finder's Commissions....10
    2.27 Full Disclosure.....................10
SECTION 3.  REPRESENTATIONS OF THE
            PURCHASER........................10
    3.1  Investment Intent, etc..............10
SECTION 4.  CONDITIONS OF OBLIGATION TO
            PURCHASE SECURITIES..............10
    4.1  Opinion of Special Counsel..........10
    4.2  Opinions of Counsel for the Company.10
    4.3  Performance of Obligations..........11
    4.4  Representations True................11
    4.5  Certificate of Company..............11
    4.6  Private Placement Number............11
    4.7  Fees and Disbursements of Your
         Special Counsel.....................11
    4.8  Legality............................11
    4.9  Certificate of Determination........11
    4.10 Consents and Approvals..............11
    4.11 No Material Adverse Change..........12
    4.12 Securities..........................12
    4.13 Insurance...........................12
    4.14 Proceedings, Instruments, etc.......12
SECTION 5.  SERIES A PREFERRED STOCK.........12
    5.1  Mandatory Redemption................12
    5.2  Optional Redemption.................12
    5.3  Exchange of Series A Preferred
         Stock for Notes.....................12
    5.4  Home Office Payment.................13
    5.5  Remedies............................14
SECTION 6.  NOTE PAYMENTS....................14
    6.1  Required Amortizing Payments........14
    6.2  Optional Prepayments with Premium...14
    6.3  Restrictions on Prepayment..........15
    6.4  Application of Payments.............15
    6.5  Method of Payment...................16
              TABLE OF CONTENTS
                (continued)
                                            Page
    6.6  No Set-off or Counterclaim..........16
    6.7  Taxes...............................16
    6.8  Acquisition of Notes................17
SECTION 7.  REGISTRATION, EXCHANGE AND
            REPLACEMENT OF NOTES.............17
    7.1  Registration........................17
    7.2  Exchange............................17
    7.3  Replacement.........................17
    7.4  Effect of Transfer of Exchange......18
SECTION 8.  DEFAULTS AND REMEDIES............18
    8.1  Events of Default; Acceleration
         of Notes............................18
    8.2  Remedies of Note holders Upon an
         Event of Default....................20
    8.3  Rescission of Acceleration..........21
    8.4  Remedies Cumulative.................21
    8.5  Costs and Expenses, Attorney Fees,
         etc. of the Note holders............22
    8.6  No Waiver, etc......................22
SECTION 9.  CERTAIN COVENANTS OF THE
            COMPANY..........................22
    9.1  Maintenance of Office...............22
    9.2  Corporate Existence.................22
    9.3  General Maintenance of Properties
         and Business, etc...................23
    9.4  Inspection..........................23
    9.5  Compliance with Law, etc............24
    9.6  Payment of Taxes and Claims.........24
    9.7  ERISA...............................24
    9.8  Transactions with Affiliates........24
    9.9  Merger or Consolidation.............25
    9.10 Indemnification.....................25
    9.11 Subsidiary Dividends................26
    9.12 Tax Consolidation...................26
    9.13 Environmental Law Compliance........26
    9.14 Insurance...........................27
    9.15 Additional Equity; Dilution.........28
               TABLE OF CONTENTS
                  (continued)
                                            Page
    9.16 Transfer and Sale of Assets.........28
    9.17 Acquisition, etc. of Preferred
         Stock...............................28
    9.18 Reporting Company Status............28
    9.19 Nasdaq Listing......................29
    9.20 Right of First Refusal..............29
SECTION 10.  EXPENSES........................29
    10.1 General Expenses....................29
    10.2 Costs and Expenses, Attorneys Fees,
         etc. of Holders of Securities.......30
    10.3 Delivery Expenses...................30
    10.4 Issuance Taxes......................30
    10.5 Survival............................31
SECTION 11.  INFORMATION TO BE FURNISHED
             TO HOLDERS OF SECURITIES........31
    11.1 Financial Statements of the
         Company.............................31
    11.2 Notice of Certain Events and
         Conditions..........................32
    11.3 Other Information...................32
SECTION 12.  INTERPRETATION OF AGREEMENT
             AND SECURITIES..................33
    12.1 Definitions.........................33
    12.2 Directly or Indirectly..............41
    12.3 Accounting Terms....................41
    12.4 Governing Law.......................41
    12.5 Independence of Covenants...........42
    12.6 Saturdays, Sundays, Holidays, etc...42
SECTION 13.  MISCELLANEOUS...................42
    13.1 Notices.............................42
    13.2 Survival............................42
    13.3 Successors and Assigns; Transfer
         of Securities.......................42
    13.4 Amendment and Waiver................43
    13.5 Confidentiality.....................43
    13.6 Integration.........................43
    13.7 Consent to Jurisdiction and Venue...44

               TABLE OF CONTENTS
                  (continued)
                                            Page
    13.8 Waiver of Jury Trial................44
    13.9 Counterparts........................44
    13.10Reproduction of Documents...........44

SCHEDULE I     Purchaser of the Securities

SCHEDULE II    Information Provided by the
               Company

SCHEDULE III
Opinion of Counsel to the
               Company

EXHIBIT A      FORM OF SUBORDINATED NOTE

EXHIBIT B      FORM OF CERTIFICATE OF
               DETERMINATION

EXHIBIT C      FORM OF SERIES A PREFERRED
               STOCK CERTIFICATE

              R.H. PHILLIPS, INC.
             26836 County Road 12A
            Esparto, California 95627
            Facsimile: (916) 662-2880
               ------------------
         SECURITIES EXCHANGE AGREEMENT
               ------------------

                     Dated as of March 12, 1999



To John Hancock Mutual Life Insurance Company

Ladies and Gentlemen:


The undersigned, R.H. Phillips, Inc., a California corporation (the "Company"), hereby agrees with you as follows:

SECTION 1. AUTHORIZATION AND EXCHANGE OF SECURITIES.

1.1 Authorization of Securities.

(a) Existing Securities.  The Company has sold to you
500,000 shares of its 12% Senior Redeemable Preferred
Stock (the "Senior Preferred Stock") and warrants to purchase up to 1,346,788 Shares of its Common Stock
(the "Warrants") pursuant to that certain Securities
Purchase Agreement dated as of March 27, 1996, by and between you and the Company.


(b) Subordinated Notes. The Company has duly authorized the issuance and sale of up to $2,500,000 in aggregate principal amount of its 14% Unsecured
Subordinated Notes substantially in the form annexed hereto as Exhibit A (the "Notes").

(c) Series A Preferred Stock. The Company has duly authorized the issuance and sale of up to 250,000 shares of its 12% Series A Senior Redeemable
Exchangeable Preferred Stock (the "Series A Preferred
Stock") having the rights and privileges specified in the Certificate of Determination annexed hereto as Exhibit B (the "Certificate of Determination"). The
Notes and the Series A Preferred Stock are referred to herein as the "Securities."

(d)No Effect on Warrants. The Warrants remain in full force and effect and shall not be affected by the transactions contemplated by this Securities
Exchange Agreement; provided, however, that references to the Senior Preferred Stock contained in the Warrants shall refer to the Series A Preferred
Stock.

1.2 Exchange of Securities.

(a)The Company agrees to sell to you, and upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, you agree to purchase from the Company (i) $2,500,000 in principal amount of Notes and (ii) 250,000 shares of Series A
Preferred Stock, for an aggregate purchase price of 500,000 shares of the Senior Preferred Stock (the
"Purchase Price").  The 500,000 shares of Senior
Preferred Stock shall be cancelled upon their delivery to you and may not be reissued. The
Securities are to be sold and delivered together at a closing to be held on March 15, 1999 at 10:00 A.M., California time, or such other date and time as shall be agreed upon by you and the Company (such date and time being hereinafter called the "Closing Date"), at the offices of Orrick, Herrington & Sutcliffe LLP,
400 Sansome Street, San Francisco, CA  94111.

(b)On the Closing Date, the Company will deliver to you one or more duly executed Notes dated the Closing
Date, registered in your name or the name of your nominee, in such principal amounts as are specified on Schedule I, and one or more stock certificates representing 250,000 shares of Series A Preferred
Stock, registered in your name or the name of your nominee as specified on Schedule I. The delivery of such Securities to you shall be made against your delivery to the Company of the shares of Senior
Preferred Stock representing the Purchase Price.

(c)If at the closing the Company shall fail to tender any of the Securities to you as provided above in this 1.2 or any of the conditions specified in
Section 4 hereof shall not have been fulfilled to your satisfaction, at your election you shall be relieved of all obligations under this Securities
Exchange Agreement, without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment.

1.3 Definitions, etc.   Certain terms used in this
Securities Exchange Agreement are defined in 12.1 hereof; references to a "Schedule" or "Exhibit" are, unless otherwise specified, to the Schedules and Exhibits attached to this Securities Exchange
Agreement; and "hereof", "herein", "hereunder" and other words of similar import shall be construed to refer to this Securities Exchange Agreement as a whole and not to any particular Section or other subdivision. All of the Schedules and Exhibits attached to this Securities Exchange Agreement are hereby incorporated by reference herein in their entirety.

SECTION 2. GENERAL REPRESENTATIONS AND WARRANTIES.

The Company hereby represents and warrants to you, as of the Closing Date, as follows:

2.1 Capital Stock; Subsidiaries.

(a) After giving effect to the filing of the
Certificate of Determination on or prior to the
Closing Date, and the exchange contemplated hereby on
the Closing Date, the authorized and outstanding
capital stock of the Company consists of:  12,500,000
shares of Common Stock, which is vested with 100% of the present right to elect directors of the Company, of which 6,531,831 shares are issued and outstanding;
250,000 shares of Series A Preferred Stock, of which
250,000 shares are issued and outstanding; and 4,750,000 shares of other Preferred Stock (the
"Junior Preferred Stock"), of which no shares are issued and outstanding. All such outstanding shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. No shares of stock are held in the treasury of the Company. The Company has no Subsidiaries.

(b) All issued and outstanding securities (as defined in the Securities Act) of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

(c) Except as specified on Item 2.1(c) of
Schedule II, there are no subscriptions, options, warrants or calls relating to the issuance by the Company of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party. To the knowledge of the Company, there are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock. The Company has not granted registration rights to any holders of its securities except as specified on Item 2.1(c) of Schedule II.

2.2 Organization and Authority.  The Company:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) has all requisite power and authority (corporate and other) (i) to own and operate its properties,
(ii) to conduct its business as currently conducted and as currently proposed to be conducted, (iii) to offer, issue, sell and deliver the Securities,
(iv) to enter into this Securities Exchange Agreement and (v) to perform its respective obligations under such agreement and the Articles of Incorporation; and

(c) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except for filings, franchises, licenses, permits or registrations which individually or in the aggregate are not material to the Company.

2.3 Corporate Proceedings. The Company has taken all corporate action necessary to be taken by it to authorize the execution and delivery of this Securities Exchange Agreement, the offer, issuance, sale and delivery of the Securities and the performance of all obligations to be performed by it hereunder and thereunder.

2.4 Validity of Agreement and Securities.  This
Securities Exchange Agreement has been duly executed and delivered by each of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance and similar laws regarding debtor/creditor relationships and the effect of general principles of equity. The Notes, when executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance and similar laws regarding debtor/creditor relationships and the effect of general principles of equity. Upon receipt by the Company of payment for the Series A Preferred
Stock and issuance of the Series A Preferred Stock as herein provided, the Series A Preferred Stock will be duly issued, fully paid and nonassessable and free from preemptive rights in favor of the holders of other shares of capital stock of the Company.

2.5 Consent, etc. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency including, without limitation, any filing under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, is or was required for (a) the valid execution, delivery or performance of this Securities Exchange Agreement by the Company or (b) the valid offer, execution, issuance, sale or delivery of the Securities or the performance of the Securities by the Company. The
Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, and given all notices to, all applicable federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Company of its businesses as now conducted or as proposed to be conducted and which the failure to so obtain, make or give could have a Material Adverse Effect.

2.6 Business.

(a) The Company does not presently contemplate conducting a business other than the business presently conducted by it.

(b) The address of the principal place of business and chief executive office of the Company is the same as the address for notices to the Company provided in
13.1  hereof.

(c) The primary business of the Company is the production and distribution of premium wine.

2.7 Financial Statements.

The Company has heretofore furnished to you complete and accurate copies of: (i) audited consolidated financial statements of the Company or its predecessor for the Fiscal Years ended December 31, 1995, December 31, 1996 and December 31, 1997,
including audited
consolidated balance sheets of the Company as of the end of each such Fiscal Year and statements of income, changes in stockholders' equity and cash flows of the Company for each such Fiscal Year, together with the opinion thereon of KPMG Peat
Marwick LLP, independent public accountants (the
"Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, except as therein noted. The Financial Statements are complete and present fairly the financial position of the Company as of such dates and the results of their operations and changes in their financial position or cash flows, as the case may be, for such periods in all material respects. The
Company does not have any material obligation or liability, individually or in the aggregate, of the nature required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles that is not disclosed by the Financial Statements referred to above.

2.8 No Material Adverse Change.  Since December 31,
1997, there has been no material adverse change in the business, earnings, properties or condition
(financial or other) of the Company.

2.9 Licenses, Registrations, etc. The Company owns or possesses, and holds free from burdensome restrictions or known conflicts with the rights of others, all licenses, registrations, permits, copyrights, trademarks, service marks, trade names and patents, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted and as proposed to be conducted, and is in full compliance with the terms and conditions, if any, of all such licenses, registrations, franchises, permits, copyrights, trademarks, service marks, trade names, patents and all rights with respect to the foregoing and the terms and conditions of any agreements relating thereto, except for such restrictions, conflicts or noncompliance which, either individually or in the aggregate, do not have, and in the future will not have, a Material Adverse
Effect.

2.10 Properties.

(a) The Company has good and valid fee title to the Real Property described under the heading "Fee Real
Property" in Item 2.10(a) of Schedule II and leases the other Real Property described under the heading
"Leased Real Property" in such schedule.

(b) Set forth on Item 2.10(b) of Schedule II is a list of all grower agreements to which the Company is a party, copies of which have been provided to you.

2.11 Compliance with Other Instruments, etc.  The
Company is not: (a) in violation of any term of its charter or by-laws; or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness for Money Borrowed, or any other evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness for Money Borrowed or other evidence of Indebtedness has been issued; or (ii) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected any which default would have a Material
Adverse Effect.

2.12 No Conflict, etc. Neither the execution, delivery or performance of this Securities Exchange
Agreement by the Company nor the offer, issuance, sale or delivery of the Securities by the Company or the performance of the Securities by the Company does or will: (a) conflict with or violate the charter or by-laws of the Company; (b) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Company pursuant to the terms of, any evidence of Indebtedness, or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued, or any other instrument or agreement to which the Company is a party or by which it is bound in each case resulting in a Material Adverse Effect; or
(c) require the consent of, or other action by, any stockholder, trustee or any creditor of, any lessor to or any investor in, the Company or any other non-governmental Person.

2.13 No Materially Adverse Contracts, etc.

(a) The Company is not a party to or bound by (nor are any of its properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or other action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction, which has a Material Adverse Effect.

(b) The Company is not a party to any contract or agreement with any Affiliate the terms of which are not commercially reasonable or are less favorable to it than it would obtain in a comparable arm's length transaction with a person other than an Affiliate.

2.14 Compliance with Law, etc.   The Company is in
full compliance with all laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which would have a Material
Adverse Effect. Neither the execution, delivery or performance of this Securities Exchange Agreement by the Company, the offer, issuance, sale or delivery of the Securities by the Company nor the performance of the Securities, does or will cause the Company to be in violation of any statute, law or ordinance or any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation, of any federal, state, county, municipal or other governmental or public authority or agency. The
Company uses and operates the Real Property for lawful purposes in full compliance in all material respects with all laws and ordinances and all governmental rules and regulations to which it is subject.

2.15 Compliance with ERISA; Multiemployer Plans.

(a) Neither (i) the execution and delivery of this Securities Exchange Agreement by the Company,
(ii) the offer, issuance, sale and delivery of the Securities by the Company, (iii) the acquisition of the Securities by you, (iv) the application by the Company of the proceeds of the sale of the Securities nor (v) the consummation of any of the other transactions contemplated by this Securities Exchange
Agreement will neither result in a "prohibited transaction" as described in Section 406(a) of ERISA nor a tax under Section 4975 of the Code. The
Company has delivered to you a complete and correct list of all "employee benefit plans" (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any ERISA Affiliate of the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA) or with respect to which its securities are "employer securities" (within the meaning of

Section 407(d)(1) of ERISA).

(b)Each Plan is in compliance in all respects with applicable provisions of ERISA, the Code and applicable foreign law. The Company and each ERISA
Affiliate has made all contributions to the Plans required to be made by it.

(c) Except for liabilities to make contributions and to pay PBGC premiums and administrative costs, neither the Company nor any ERISA Affiliate of the Company has incurred any material liability to or on account of any Plan or Pension Plan under applicable provisions of ERISA, the Code or applicable foreign law, and no condition exists which presents a material risk to the Company or any ERISA Affiliate of the Company of incurring any such liability. No
Pension Plan has an "accumulated funding deficiency"
(within the meaning of Section 412 of the Code), whether or not waived. None of the Company, any ERISA Affiliate of the Company, the PBGC or any other
Person has instituted any proceedings or taken any other action to terminate any Pension Plan.

(d) The actuarial present value of all accrued benefit liabilities under each Pension Plan based on the assumptions used in the funding of such Pension
Plan, which assumptions are reasonable, and determined as of the last day of the most recent plan year of such Pension Plan for which an annual report has been filed with the Internal Revenue Service did not exceed the current fair market value of the assets of such Pension Plan as of such last day.

(e)None of the Plans is a Multiemployer Plan, and neither the Company nor any ERISA Affiliate of the Company has contributed or been obligated to contribute to any Multiemployer Plan at any time within the preceding six years and (ii) neither the Company nor any ERISA Affiliate of the Company maintains or has any obligation to maintain any plan, program or other arrangement for the provision of post-employment group health or other welfare benefits for its retired or former employees except to the extent required under Section 601 et seq. of ERISA or Section 4980B of the Code.

2.16 Pending Litigation, etc.  Except as specified in
Item 2.16 of Schedule II, there is no action at law, suit in equity or other proceeding or, to the Company's knowledge, investigation (whether or not purportedly on behalf of the Company), in any court or by or before any other governmental or public authority or agency, or any arbitrator or arbitration panel pending or, to the best knowledge of the Company, threatened against or affecting the Company, or any of their properties that, either individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or (b) could reasonably be expected to question the validity or enforceability of this Securities Exchange Agreement or the Securities. The Company is not in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel.

2.17 Taxes. All federal, state and other tax returns of the Company required by law to be filed have been duly filed or a valid extension for such filing has been obtained, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, income or assets that are due and payable have been paid, except where they are being protested or contested in good faith by appropriate proceedings.
No extensions of the time for the assessment of deficiencies have been granted by the Company. The
Company does not know of any proposed, asserted or assessed tax deficiency against the Company. The
Company is not a party to or bound by or obligated under any tax sharing or similar agreement. There are no Liens on any properties or assets of the Company imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge other than Permitted Liens. Federal and state income tax returns for the Company have never been audited by the Internal Revenue Service or the appropriate state authorities. The Company (a) has not assumed and is not liable for any federal, state or other income tax liability of any other Person, including any predecessor corporation, as a result of any purchase of assets or other business acquisition transaction and (b) has not indemnified any other Person or otherwise agreed to pay on behalf of any other Person tax liability growing out of or which may be asserted on the basis of any tax treatment adopted with respect to all or any aspect of such a business acquisition transaction. The charges, accruals and reserves, if any, on the books of the Company in respect of federal, state and local corporate franchise and income taxes for all fiscal periods to date are adequate in accordance with generally accepted accounting principles, and the Company does not know of any additional unpaid assessments for such periods or of any basis therefor. There are no applicable taxes, fees or other governmental charges payable by the Company in connection with the execution and delivery of this Securities Exchange
Agreement or the offer, issuance, sale and delivery of the Securities.

2.18 Holding Company Act; Investment Company Act.

(a) The Company is not, and the ownership of its properties by the Company does not cause it to be,
(i) a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding
Company Act of 1935, as amended or (ii) a "public utility" within the meaning of the Federal Power Act, as amended.

(b) The Company is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, that is subject to registration and regulation under such act. The Company is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

2.19 No Margin Regulation Violation. None of the transactions contemplated by this Securities Exchange
Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Securities) will violate or result in a violation of
Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation T (12 C.F.R., Part 220), as amended, Regulation U (12 C.F.R., Part 221), as amended and Regulation X (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal
Reserve System, or will require you to obtain a statement in conformity with the requirements of Federal Reserve Form FR G-3 or to register on Federal
Reserve Form FR G-1 under such
regulations. The proceeds from the sale of the Securities by the Company will not be used to purchase or carry any "margin securities" within the meaning of such regulations.

2.20 Compliance with Environmental Laws. The Company is, and will continue to be in full compliance in all material respects with all applicable Environmental
Laws, regulations and ordinances governing its business, products, properties or assets with respect to all Hazardous Materials.

2.21 Labor Relations. The Company is not engaged in any unfair labor practice which could have a Material
Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company before the National Labor Relations Board or any court or labor board, and no grievance or arbitration proceedings arising out of or under collective bargaining agreements is so pending or, to the best knowledge of the Company, threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against the Company; and (c) to the best of the Company's knowledge, no union representation question existing with respect to the employees of the Company and no union organizing activities are taking place with respect to any thereof. The Company is not a party to any collective bargaining agreement.

2.22 Insurance. The Company has obtained insurance, with respect to its properties and businesses, with financially sound insurers of nationally recognized stature and responsibility, of such a nature, with such terms and in such amounts as a reasonably prudent person would maintain with respect to similar properties and a similar business and which otherwise satisfies the requirements of 9.14 hereof.

2.23 Offerees.  Neither the Company nor any other
Person authorized by the Company to act as an agent, broker, dealer or otherwise in connection with the offering or sale of the Securities has, either directly or through any agent, offered any of the Securities or any similar securities for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect thereof with, any Person or Persons other than you and not more than 16 other Institutional Investors. The
Company agrees that neither it, nor any agent on behalf of it, will sell or offer any of the Securities or any similar securities to, or solicit offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any other
Person or Persons whomsoever, or take any other action, so as to bring the issuance and sale of any of the Securities within the provisions of Section 5 of the Securities Act or the provisions of any state securities law requiring registration of securities, notification of the issuance and sale thereof or confirmation of the availability of any exemption from registration thereof.

2.24 Other Names. Except as specified on Item 2.24 of Schedule II, the businesses conducted by the Company prior to the date hereof have not been conducted under any corporate, trade or fictitious name.

2.25 Investments. The Company has no Investment in any Person and is not engaged in any joint venture or partnership with any other Person.

2.26 Broker's or Finder's Commissions. No broker's or finder's placement fee or commission will be payable by the Company with respect to the issuance, sale and delivery of the Securities or any of the transactions contemplated hereby.

2.27 Full Disclosure.  Neither this Securities
Exchange Agreement or any report or financial statement referred to in 11.1 hereof, nor any certificate, report or other written statement delivered to you by or on behalf of the Company in connection with the negotiation of this Securities
Exchange Agreement or the transactions contemplated hereby or the sale of the Securities, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. There is no fact known to the Company (other than general economic, environmental, horticultural and weather conditions known to the public generally) that has not been disclosed to you in writing that
(a) could reasonably be expected to have a Material
Adverse Effect or (b) adversely affects in any material respect or could reasonably be expected to adversely affect in any material respect the ability of the Company to perform its obligations under this Securities Exchange Agreement.

   SECTION 3. REPRESENTATIONS OF THE PURCHASER.

3.1 Investment Intent, etc.  This Securities Exchange
Agreement is made with you in reliance upon the following representations to the Company, which by your acceptance hereof you confirm:

(a) You are purchasing the Securities for your own account for investment and not with a view to or for sale in connection with any distribution thereof;
provided that the disposition of your property shall be at all times within your own control, and that your right to sell or otherwise dispose of all or any part of the Securities purchased or acquired by you pursuant to an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act
(including but not limited to the exemption provided by Rule 144A of the SEC thereunder) and in accordance with any applicable state securities law shall not be prejudiced.

(b)You are an "accredited investor" as defined in Rule 501 under the Securities Act.

      SECTION 4. CONDITIONS OF OBLIGATION TO PURCHASE
             SECURITIES.

Your obligation to purchase and pay for the Securities to be purchased by you hereunder on the Closing Date shall be subject to the satisfaction, prior to or concurrently with such purchase and payment, of the following conditions:

4.1 Opinion of Special Counsel. You shall have received from Orrick, Herrington & Sutcliffe LLP, your special counsel, such assurances as you may request with respect to the Securities to be purchased by you hereunder and the transactions contemplated hereby.

4.2 Opinions of Counsel for the Company. You shall have received from Evers & Hendrickson, LLP, counsel for the Company, an opinion, dated the Closing Date, in form and substance satisfactory to you and your special counsel, to the effect set forth in
Schedule III
hereto. The Company hereby instructs such counsel to prepare and deliver such opinion to you pursuant to this 4.2.

4.3 Performance of Obligations. The Company shall have performed all of its obligations to be performed hereunder prior to or on the Closing Date, and you shall have received an Officer's Certificate of the Company, dated the Closing Date, to such effect.

4.4 Representations True. The representations and warranties of the Company contained herein shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for changes contemplated by the terms hereof occurring in the ordinary course of business between the date hereof and the Closing Date. You shall have received an Officer's Certificate of the Company, dated the Closing Date, to the effect of the foregoing.

4.5 Certificate of Company. You shall have received a certificate from the Company, dated the Closing
Date and in form and substance satisfactory to you, certifying (i) that attached thereto are true, correct and complete copies of (A) its Articles of Incorporation, by-laws and any amendments thereto and
(B) the resolutions of its Board authorizing the issuance and sale of the Securities, and (ii) the incumbency, specimen signatures and corporate authority of those officers executing such agreements and instruments and other instruments contemplated therein.

4.6 Private Placement Number.  The CUSIP Service
Bureau of Standard & Poor's Ratings Group shall have assigned private placement numbers to the Notes and the Series A Preferred Stock and evidence thereof shall have been delivered to you and your special counsel.

4.7 Fees and Disbursements of Your Special Counsel.
Your special counsel shall have received payment of any invoice rendered for its reasonable fees and disbursements posted through the date of such invoice
(with the understanding that a supplemental statement for fees and disbursements subsequently posted is to be rendered at a later date) in connection with its representation of you.

4.8 Legality. The Securities shall qualify as a legal investment for you under all applicable laws
(without resort to any so-called "basket clause" of any such law) and your purchase thereof shall not cause you to be subject to any onerous or burdensome legal requirement or penalty.

4.9 Certificate of Determination.  A Certificate of
Determination in the form set forth in Exhibit B annexed hereto shall have been filed with the appropriate officials of the State of California and shall have become effective and be in full force and effect without further amendment or modification thereto. You shall have received evidence satisfactory to you and your special counsel of such filing and effectiveness.

Consents and Approvals. The Company shall have delivered to the Purchaser an Officer's Certificate, dated the Closing Date, certifying that any necessary consents, waivers, approvals, authorizations, registrations, filings and notifications of the character referred to in 2.5 hereof have been obtained or made and are in full force and effect.

4.11 No Material Adverse Change. There shall have been no material adverse change in the financial condition, business, earnings, properties, or operations of the Company since December 31, 1997, and you shall have received an Officer's Certificate of the Company, dated the Closing Date and in form and substance satisfactory to you, to such effect.

4.12 Securities. The Company shall have executed and delivered stock certificates representing the shares of Series A Preferred Stock registered in your name or such nominee as shall be indicated on Schedule I hereto. The Company shall have executed and delivered Notes registered in your name or such nominee as shall be indicated on Schedule I hereto.

4.13 Insurance. The Company shall have furnished to you (a) a certificate of an insurance broker, effective through the Closing Date, which certificate shall be satisfactory in substance to you and your special counsel, and shall certify that the Company is in compliance with the requirements of 9.14 hereto, and (b) copies of all applicable policies, endorsements and riders.

4.14 Proceedings, Instruments, etc. All proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Securities Exchange Agreement and all instruments incident thereto shall be in form and substance satisfactory to you and your special counsel, and you and your special counsel shall have received copies of all documents that you or they may request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Securities Exchange Agreement, in form and substance satisfactory to you and your special counsel).

      SECTION 5. SERIES A PREFERRED STOCK.

5.1 Mandatory Redemption.  The Series A Preferred
Stock shall be issued subject to the mandatory redemption provisions set forth in the Certificate of Determination.

5.2 Optional Redemption.  The Series A Preferred
Stock shall be issued subject to the optional redemption provisions set forth in the Certificate of Determination.

5.3 Exchange of Series A Preferred Stock for Notes.

(a) The Company, at its option, may at any time after March 15, 2000, require the holders of all of the then outstanding shares of Series A Preferred Stock to exchange the shares of Series A Preferred Stock held by them for Notes (a "Stock Exchange") in accordance with this 5.3 which Notes shall be identical to the Notes issued pursuant to, and governed by the terms and conditions of, this Securities Exchange Agreement, except that the interest rate payable upon Notes issued pursuant to a Stock Exchange shall be determined by the Purchaser at least twenty (20) days prior to the time of such Stock Exchange. The Company may not elect to exchange Notes for less than all outstanding shares of Series A Preferred Stock. Holders of outstanding shares of Series A Preferred Stock shall be entitled to receive $10.00 in principal amount of Notes in exchange for each share of Series A Preferred Stock to be exchanged by them at the time of exchange.

(b) The Company shall mail to the Purchaser and each holder of record of the shares of Series A Preferred
Stock written notice (an "Exchange Notice") of its intention to effect an exchange pursuant to this 5.3 not less than thirty (30) nor more than ninety (90) days prior to the Dividend Payment Date fixed for the exchange (the "Exchange Date"). Each such Exchange
Notice shall state: (i) the Exchange Date, (ii) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for exchange into Notes, (iii) the number of shares of Series A Preferred Stock held by such holder to be exchanged and (iv) that dividends on the shares of Series A Preferred Stock to be exchanged shall cease to accrue on such Exchange Date.

(c) Following its receipt of the Exchange Notice, the Purchaser shall, at least twenty (20) days prior to the Exchange Date, notify the Company of the proposed interest rate that would be payable on the Notes to be issued on the Exchange Date (such notice, the "Interest Rate Notice"). Upon its receipt of the Interest Rate Notice, the Company may rescind the Exchange Notice by notifying the Purchaser and each holder of record of the shares of Series A Preferred
Stock of its decision to rescind the Stock Exchange, provided such notice is received by the Purchaser and each holder of record of the shares of Series A
Preferred Stock at least five (5) days prior to the proposed Exchange Date.

(d) On or not more than four (4) days prior to the Exchange Date, each holder of shares of Series A
Preferred Stock shall surrender to the Company, at the office maintained by the Company pursuant to 13.1 hereof, certificates evidencing the number of shares of Series A Preferred Stock specified in the Exchange
Notice, duly endorsed or assigned pursuant to a separate instrument, against delivery in exchange therefor on the Exchange Date of an aggregate principal amount of Notes equal to the Liquidation
Value of the shares of Series A Preferred Stock being surrendered and payment in cash of accrued but unpaid dividends through the Exchange Date on the Series A
Preferred Stock being surrendered. The Company shall issue to each Person surrendering Series A Preferred
Stock one or more Notes, registered in the name of such Person or such nominee as may be specified by such Person, dated the Exchange Date; provided that the Exchange Date shall not be deemed to occur and a Stock Exchange shall not be deemed to be effective with respect to the Series A Preferred Stock held by a holder until the issuance to such holder of the Notes to be received by it in the Stock Exchange.

(e) Upon issuance of the Notes to be issued pursuant to this 5.3, dividends on the shares of the Series A
Preferred Stock to be exchanged shall cease to accrue, said shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Company shall cease and terminate, except the right to receive from the Company payment of any accrued and unpaid dividends, including without limitation the final dividend, on such shares.

5.4 Home Office Payment. Notwithstanding any provision to the contrary in this Securities Exchange
Agreement, the Certificate of Determination or the Series A Preferred Stock, the Company shall punctually pay in immediately available funds by 12:00 P.M. Boston time on the date payment is due all amounts payable to you with respect to any Series A
Preferred Stock held by you or your nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon other than upon payment of the Liquidation Value thereof) in the manner and at the address for such purpose specified below your name in Schedule I hereto, or at any other address within the continental United States as you may from time to time direct in writing.

5.5 Remedies. With respect to any material misrepresentation or breach of warranty or covenant made by the Company in this Securities Exchange
Agreement, the holder of any Security may exercise any right, power or remedy permitted to it by law, either by suit, in equity or by action at law or both, whether for specific performance of any covenant or agreement contained in this Securities
Exchange Agreement, or for an injunction against a violation of any of the terms of this Securities
Exchange Agreement, or in aid of the exercise of any power granted in this Securities Exchange Agreement, or may proceed to enforce any other legal or equitable right of the holder of such Security. No remedy herein conferred upon any holder of a Security is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of any holder of a Security, or any delay or failure on the part of any such holder to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of such holder or of any other holder. No failure to insist upon strict compliance with any covenant, term, condition or other provision of this Securities Exchange Agreement shall constitute a waiver by any holder of a Security of any such covenant, term, condition or other provision or of any default in connection therewith. To the extent effective under applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise.

            SECTION 6 NOTE PAYMENTS.

6.1 Required Amortizing Payments. The Company shall on March 15 and September 15 of each year, commencing on March 15, 1999 (each such date, a "Note Payment
Date") make the payments of principal and interest on the Notes as set forth in, and subject to the terms and conditions of, the Notes.

6.2 Optional Prepayments with Premium.

(a) Upon the terms and subject to the conditions hereinafter set forth and in the Notes, the Company, at its option, upon notice as provided in 6.2(c) hereof, may prepay the outstanding principal amount of the Notes on any Note Payment Date occurring on or after March 15, 2001, either in whole or from time to time in any part (but, if in part, then in partial payments of not less than $100,000), at a prepayment price equal to the sum of (i) the aggregate principal amount of the Notes so to be prepaid, together with interest accrued on such principal amount to the date fixed for prepayment, and (ii) the Note Make-Whole
Amount for such principal amount (as defined below)
(the "Optional Note Prepayment Price").


(b) The "Note Make-Whole Amount" for any principal amount shall equal the net present value (if positive) of the payment stream equal to the difference between (i) each payment of principal and interest the Purchaser would have received on account of such principal amount at the interest rate set forth in the Notes and (ii) each corresponding payment of principal and interest the Purchaser would have received on account of such principal amount at a rate equal to the rate then being paid on United States Treasury
Notes with maturities equal to the Weighted Average
Life to Maturity of the remaining aggregate principal amount of Notes at the time of prepayment (the "Note
Treasury Rate"), discounted at the Note Treasury
Rate; provided, however, that in no event shall the Note Make-Whole Amount be less than zero.

(c) Notice of any prepayment of Notes pursuant to this Section 6 shall be given to each holder of the Notes not less than thirty (30) nor more than sixty
(60) days before the date fixed for prepayment (the
"Optional Note Prepayment Date") and shall be accompanied by an Officer's Certificate of the Company certifying as to: (i) the Optional Note
Prepayment Date, (ii) the aggregate principal amount of the Notes to be prepaid on such Optional Note
Prepayment Date, (iii) the principal amount of each Note held by such holder to be prepaid on such Optional Note Prepayment Date, (iv) the Optional Note
Prepayment Price to be paid in respect of each Note held by such holder on such Optional Note Prepayment
Date and (v) the amount of accrued interest to be paid to such holder on such Optional Note Prepayment
Date. Any notice of prepayment pursuant to this 6.2(c) having been so given, the aggregate Optional
Note Prepayment Price payable in respect of the aggregate principal amount of Notes specified in such notice shall become due and payable on such Optional
Note Prepayment Date.

(d) The aggregate principal amount of any partial prepayment of Notes pursuant to this Section 6 shall be allocated among the holders of the Notes to be prepaid in proportion, as nearly as practicable, to the respective unpaid principal amounts of Notes then held thereby, with adjustments, to the extent practicable, to compensate for any prior prepayments not made in exactly such proportion.

6.3 Restrictions on Prepayment. Except as otherwise provided in this Section 6, there shall be no prepayment, in whole or in part, of the principal of all or any of the Notes. The Company waives any right to prepay the Notes except under the terms and conditions as set forth in this Section 6 and agrees that if the Notes are prepaid, the Company shall pay the Note Make-Whole Amount (to the extent required by the terms hereof). The Company hereby acknowledges that (a) the inclusion of this waiver of prepayment rights and agreement to pay the Note Make-Whole
Amount upon prepayment of the Notes was separately negotiated with the Purchaser, (b) the economic value of the various elements of this waiver and agreement was discussed between the Company and the Purchaser,
(c) the consideration given by the Purchaser for the Notes was adjusted to reflect the specific waiver and agreement negotiated between the Company and the Purchaser and contained herein and (d) this waiver is intended to comply with California Civil Code
2954.10.

           The Company's Initials

//s//JG
                       -------

6.4 Application of Payments. Each payment on a Note shall be applied, first, to the payment of accrued interest on such Note to the date of such payment, second, to the payment of any principal of and premium, if any, on such Note then due thereunder, and third, to the payment of the installments of principal of and premium, if any, on such Note remaining unpaid in the inverse order of the maturity thereof.

6.5 Method of Payment. The principal of, premium, if any, and interest on each Note shall be payable to each Note holder by wire transfer of such amount in immediately available funds to the banking institution with bank wire transfer facilities designated in such notice for the account of such Note holder, with telephonic and/or written confirmation of such transfer, to the extent specified by such Note holder. All amounts payable with respect to any Notes held by a Purchaser or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) shall be paid in immediately available funds by 12:00 p.m., Boston time, on the date payment is due in the manner and at the address for such purpose specified below the Purchaser's name in Schedule I to this Securities Exchange Agreement, or at any other address as the Purchaser may from time to time direct in writing.

6.6 No Set-off or Counterclaim. Each Note holder shall be entitled to the principal of and premium, if any, and interest on such Note free from all equities or rights of set-off or counterclaims of the Company or any prior Note holder and all Persons may act accordingly. The receipt by such Note holder of any payment of principal, premium or interest shall be a good discharge to the Company for the same, and the Company shall not be bound to inquire into the title of any such Note holder.

6.7 Taxes.

(a) The Company shall make any and all payments hereunder or under the Notes free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Note holder, net income and franchise taxes imposed on it by any jurisdiction
(all such non-excluded taxes, levies, imposts, duties, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). The Company understands that the transactions contemplated by this Securities Exchange
Agreement are not the Purchaser's only connections with the State of California. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Note holder, (i) the sum payable shall be increased to the extent necessary so that after making all required deductions (including deductions applicable to additional sums payable under this 6.7) such Note holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and
(iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Securities or from the execution or delivery or otherwise with respect to this Securities
Exchange Agreement or the Securities (hereinafter referred to as "Other Taxes").

(c) The Company shall indemnify each Note holder for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this 6.7) paid by any Note holder or any liability
(including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Note holder makes written demand therefor. Each Note holder shall send to the Company copies of any notices it receives regarding Taxes and Other Taxes promptly upon receipt, provided that any failure to send any such copies shall not affect any Note holder's rights to indemnification hereunder.

(d) Within thirty (30) days after the date of any payment of Taxes by the Company, the Company shall furnish to the Note holders the original or a certified copy of a receipt evidencing payment thereof. The Company shall compensate each Note holder for all reasonable losses and expenses sustained by such Note holder as a result of any failure by the Company so to furnish such copy of such receipt.

(e) The agreements and obligations of the Company contained in this 6.7 shall survive the payment of the Notes, the redemption of the Series A Preferred
Stock and the termination of this Securities Exchange
Agreement.

6.8 Acquisition of Notes. The Company shall not, and shall not permit any Subsidiary or Affiliate to, purchase, prepay, redeem or otherwise acquire any Note except (a) as expressly permitted by the terms hereof and of such Note or (b) pursuant to an offer that is offered to all holders of Notes, as applicable, on a pro rata basis.

SECTION 7. REGISTRATION, EXCHANGE AND REPLACEMENT OF
NOTES.

7.1 Registration.  The Notes issued on the Closing
Date and the Notes issued in exchange for the Senior
Preferred Stock, if any, shall be registered notes.
The Company shall keep, at its office required to be maintained pursuant to 13.1 hereof, books for the registration and registration of transfer of Notes.
Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

7.2 Exchange. Any Note holder, at its option, may in person or by duly authorized attorney surrender the same for exchange at the office maintained pursuant to 13.1 hereof, and promptly thereafter and at the expense of the Company, except as provided below, receive in exchange therefor one or more new Notes, each in the denomination requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Subject to 6.7 hereof, the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge imposed in respect of any transfer involved in such exchange.

7.3 Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that if the holder of such Note is the original Purchaser listed on
Schedule I hereto of the Notes or any Affiliate or nominee thereof or any Institutional Investor or any nominee thereof, its own unsecured agreement of indemnity shall be deemed to be satisfactory; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, shall execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

7.4 Effect of Transfer or Exchange. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same obligations as the Notes surrendered upon such registration of transfer or exchange.

      SECTION 8. DEFAULTS AND REMEDIES.

8.1 Events of Default; Acceleration of Notes. Each of the following conditions or events shall be deemed an Event of Default hereunder:

(a) the Company shall fail to make any payment or prepayment of principal of or premium or interest on any Note when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise; or

(b) any representation or warranty of the Company contained in this Securities Exchange Agreement or in any agreement, instrument, certificate, statement or other writing furnished in connection herewith or pursuant hereto shall prove to have been false or inaccurate in any material respect on the date as of which such representation or warranty was made; or

(c) the Company shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under this Securities Exchange Agreement; or

(d) any of the insurance policies required pursuant to 9.14 shall lapse or expire without being replaced by other insurance policies that comply with 9.14 prior to such lapse or expiration; or

(d) a final judgment or judgments entered by a court of competent jurisdiction for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Company and shall remain in force undischarged and unstayed for a period of more than thirty (30) days; or

(e) the Company shall (i) commence a voluntary case under any chapter of the Federal Bankruptcy Code (11
U.S.C. 101, et seq., as amended) as now or hereafter in effect, or shall consent to (or fail to controvert in a timely manner) the commencement of an involuntary case against the Company under said Code;
(ii) institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code as now or hereafter in effect) relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to controvert in a timely manner) the institution of any such proceedings against the Company; (iii) make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims; (iv) apply for or consent to the appointment of, or the taking possession by, a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of itself or any of its property; or (v) take corporate action for the purpose or with the effect of authorizing, acknowledging or confirming the taking or existence of any action or condition specified in clause (i),
(ii), (iii) or (iv) above; or

(g) the Company shall be insolvent (within the meaning of any applicable law), or shall be unable, or shall admit in writing its inability, to pay its debts as they become due, or take corporate action for the purpose or with the effect of authorizing or confirming the taking or existence of any action or condition specified in this 8.1; or

(h) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Company of any part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall remain in force undischarged and unstayed for a period of more than thirty (30) days or (ii) for the sequestration or attachment of any material part of the property of the Company without its unconditional return to the possession of the Company or its unconditional release from such sequestration or attachment within thirty (30) days thereafter; or

(i) a court having jurisdiction in the premises shall enter an order for relief in any involuntary case commenced against the Company under the Federal
Bankruptcy Code as now or hereafter in effect, and such order shall remain in force undischarged and unstayed for a period of more than thirty (30) days;
or

(j) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed or commenced against the Company a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code as now or hereafter in effect) relating to financially distressed debtors, their creditors or property, and such petition or proceedings shall not be dismissed within thirty (30) days of the date of filing or commencement; or

(k) the Federal Trade Commission or any other federal or state governmental authority shall impose sanctions or other penalties on the Company for fraud or any other unlawful business practice; or

(l) (i) any Pension Plan (other than a Multiemployer
Plan) shall incur an "accumulated funding deficiency"
(within the meaning of Section 412 of the Code) with respect to any plan year; or (ii) any waiver shall be sought or granted under Section 412(d) of the Code;
or (iii) any Pension Plan shall be, have been or be likely to be terminated or the subject of termination proceedings under ERISA unless terminated in accordance with law without incurring an obligation to contribute funds to make the pension plan's assets sufficient to cover its benefit liabilities upon its termination; or (iv) the Company or any ERISA
Affiliate shall incur or be likely to incur a liability to or on account of a Pension Plan under
Section 4062, 4063, 4064 or 4201 of ERISA or any comparable provision of applicable foreign law, and there shall result from one or more of the events set forth in the foregoing clauses (i) through (iv) either a liability or a material risk of incurring a liability to the PBGC, any foreign governmental entity or a

Pension Plan, which, in the opinion of the holders of 51% of the aggregate outstanding principal amount of the Notes, could have a Material Adverse Effect; or

(m) the holder of any Indebtedness of at least
$100,000 of the Company accelerates the date for payment of such Indebtedness.

8.2 Remedies of Note holders Upon an Event of
Default.

(a) Upon the occurrence and continuance of any of the Events of Default set forth in subsections (f) through (j), inclusive, of 8.1, the Notes shall automatically mature and become due and payable, together with interest accrued thereon, plus any premium, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

(b) Upon the occurrence of any other Event of Default hereunder, holders of at least 51% of the outstanding principal balance of the Notes may, at their option and subject to the subordination provisions of the Notes, by written notice or notices to the Company, declare all of the Notes to be due and payable, whereupon the same shall mature and become due and payable, together with interest accrued thereon, plus any premium, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If the maturity of the Notes shall be accelerated under this Section 8, there shall become due and payable (and the Company shall pay), as compensation to the holders of the Notes for the loss of their investment opportunity and not as a penalty, an additional amount equal to the Note Make-Whole
Amount.  A final determination of the Note Make-Whole
Amount payable on a prepayment pursuant to any acceleration of the Notes pursuant to this Section 8 shall be made by the Note holders as of the date of any prepayment. The Company hereby acknowledges that
(1) its agreement to pay the Note Make-Whole Amount if the Notes are accelerated under this Section 8 was separately negotiated with the Purchaser, (2) the economic value of the various elements of this waiver and agreement was discussed between the Company and the Purchaser, (3) the consideration given by the Purchaser for the Notes was adjusted to reflect the specific waiver and agreement negotiated between the Company and the Purchaser and contained herein and
(4) this waiver is intended to comply with California
Civil Code 2954.10.

            The Company's Initials

                         //s//JG
                         -------

(c) The holder of any Note then outstanding may, subject to the subordination provisions of the Notes, exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Securities
Exchange Agreement or in such Note, or for an injunction against a violation of any of the terms of this Securities Exchange Agreement or in such Note, or may proceed to enforce payment of such Note or to enforce any other legal or equitable right of the holder of such Note. No remedy herein conferred upon any holder of a Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of any holder of any Note, or any delay or failure on the part of any holder of any Note to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of such holder or of any other holder. No failure to insist upon strict compliance with any covenant, term, condition or other provision of this Securities
Exchange Agreement or the Notes shall constitute a waiver by any holder of any of the Notes of any such covenant, term, condition or other provision or of any Default or Event of Default in connection therewith. To the extent effective under applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise, based on the Notes or on any claim for interest on the Notes. If an Event of Default shall occur, the Company will pay to the holders of the Notes, to the extent not prohibited by applicable law, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees and expenses.

(d) The Indebtedness of the Company under the Notes shall be subordinated and junior in right of payment, to the extent and in the manner set forth in the Notes, to all Senior Debt of the Company. The term
"Senior Debt" shall mean the principal of, premium, if any, and interest on any present or future
Indebtedness of the Company that is not, by the express terms of the instrument that evidences the Indebtedness or any related agreement, subordinated in right of payment to any other Indebtedness of the Company.

8.3 Rescission of Acceleration. If (a) the outstanding principal amount of the Notes shall have become immediately due and payable, (b) no judgment or decree for any amounts so becoming due and payable shall have been entered, (c) all amounts of principal, premium, if any, and interest that shall have become due and payable in respect of all of the Notes otherwise than pursuant to any acceleration shall have been paid in full, including interest on all overdue principal, premium, if any, and interest at the applicable rate or rates provided for in the Notes, (d) the Note holders shall have been paid an amount sufficient to cover all costs and expenses of collection incurred by or on behalf of the Note holders (including, without limitation, reasonable counsel fees and expenses) and (e) every other Event of Default shall have been remedied or waived to the satisfaction of the Note holders, then the Note holders may, with the written consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the Notes, by written notice or notices to the Company, rescind and annul any acceleration of the Notes and its consequences, but no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon, or shall require any Note holder to repay any interest, principal or premium actually paid as a result of such acceleration.

8.4 Remedies Cumulative. Each and every right, power and remedy herein specifically given to the Note holders shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute or otherwise, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Note holders, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Note holders in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

8.5 Costs and Expenses, Attorneys Fees, etc. of the
Note holders. The Company shall pay all reasonable costs, fees and expenses of the Note holders, their agents and counsel in connection with the enforcement of their rights hereunder and under the Notes. The
Company shall pay to the Note holders on demand any reasonable costs and expenses, including reasonable attorneys fees and expenses, but excluding any costs attributable to in-house counsel or any overhead costs, paid or incurred by the Note holders in connection with the collection of any amount payable by the Company to the Note holders hereunder, whether or not any legal proceeding is commenced hereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the higher applicable rate on the Notes plus one percent from the date of payment or incurring by the Note holders until paid by the Company.

8.6 No Waiver, etc. No failure by any Note holder to insist upon the strict performance of any term hereof or under the Notes, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Securities Exchange Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach. No waiver by any Note holder of any Default or Event of Default shall be deemed to be a waiver of any other or similar, previous or subsequent Default or Event of Default. By accepting payment of any amount after its due date, the Note holders shall not be deemed to waive their right either to require prompt payment when due of all other amounts payable hereunder or to declare a default for failure to effect such prompt payment.

    SECTION 9. CERTAIN COVENANTS OF THE COMPANY.

The Company covenants and agrees for the benefit of each holder of Securities that so long as any of the Securities shall remain outstanding:

9.1 Maintenance of Office. The Company shall maintain at the office located at the address for notices to the Company provided in 13.1 hereof an office where notices, presentations and demands in respect of this Securities Exchange Agreement and the Securities may be given to and made upon the Company;
provided that the Company may, upon fifteen (15)
Business Days' prior written notice to the holders of the Securities, move such office to any other location within the continental boundaries of the United States. The Company hereby agrees that it shall pay, and shall save any holder of a Security issued by it harmless against liability for, any stamp or other tax or governmental charge imposed in respect of any transfer of the Security resulting from such change in office; and said obligation of the Company shall survive the redemption of the Series A Preferred Stock, the payment of the Notes and the termination of this Securities Exchange
Agreement.

9.2 Corporate Existence.  Each of the Company and the
Subsidiaries shall take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation, shall not liquidate or dissolve and shall take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect.

9.3 General Maintenance of Properties and Business, etc.

(a) Each of the Company and the Subsidiaries shall:

(i)maintain its property in good condition, subject to wear and tear in the ordinary course of business, and make all reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted properly at all times;

(ii) keep proper books of record and accounts in which entries shall be made of its business transactions in accordance with and to the extent required by generally accepted accounting principles;
and

(iii) set aside on its books from its earnings for each Fiscal Year, in amounts deemed adequate in the reasonable opinion of the Company, as the case may be, all proper accruals and reserves that, in accordance with generally accepted accounting principles, should be set aside from such earnings in connection with its business, including reserves for depreciation, obsolescence and/or amortization, third party insurance payment and claims and accruals for taxes based on or measured by income or profits and for all other taxes.

(b) Neither the Company nor any Subsidiary shall engage in any material line of business other than the lines of business in which the Company and its Subsidiaries are engaged on the Closing Date as generally described in 2.6 or in related extensions of such lines of business.

9.4 Inspection. The Company shall permit, and shall cause each of the Subsidiaries to permit, any holder of at least 15% of the outstanding Series A Preferred
Stock or at least 15% of the outstanding Notes (any such Person, a "Qualified Holder"), by its representatives, agents or attorneys, (a) to examine all of its books of account, records, reports and other papers, (b) to make copies and take extracts from any thereof, (c) to discuss its affairs, finances and accounts with its officers and independent certified public accountants (and by this provision the Company hereby authorizes said accountants to discuss with any such holder the finances and accounts of the Company and the Subsidiaries) and (d) to visit and inspect, at reasonable times, upon reasonable prior notice, the properties of each of the Company and the Subsidiaries, in each case to the extent permitted by applicable federal and state law. Each such inspection shall be at the expense of the Person making the inspection; provided that (i) each Qualified Holder shall be entitled to have its expenses of one such inspection during each Fiscal
Year paid or reimbursed by the Company and (ii) for so long as the Company is not in compliance with any of its covenants or agreements specified herein, in the Notes or the Articles of Incorporation, each Qualified Holder shall be entitled to have its expenses of any additional inspections paid or reimbursed by the Company. For purposes of the foregoing proviso, no visit or inspection by any representative, agent or designee of any Qualified
Holder attending any meeting of the Board as a member of the Board at or around the time of such meeting of the Board shall be deemed to constitute an inspection for the purposes of this 9.4. Notwithstanding the foregoing sentence, it is understood and agreed by the Company that all expenses in connection with any such inspection incurred by the Company or any Subsidiary, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by the Company and shall not be expenses of the Person making any inspection. Any information acquired in the course of any such inspection shall not be used in violation of any securities laws.

9.5 Compliance with Law, etc. Neither the Company nor any Subsidiary shall (a) violate any laws, ordinances or governmental rules or regulations to which it is or may become subject, the violation of which is reasonably likely, in the aggregate, to have a Material Adverse Effect, or (b) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, except where the failure so to obtain or maintain the foregoing, either individually or in the aggregate, is not reasonably likely to have a Material Adverse
Effect. The Company shall use and operate its properties for lawful purposes in full compliance in all material respects with all laws and ordinances and all governmental rules and regulations to which it is subject.

9.6 Payment of Taxes and Claims TC . The Company shall pay and discharge promptly when due prior to delinquency, all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company upon the Company, its income or profits or any of its properties; provided that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted. The Company shall not be a party to or bound by or obligated under any tax sharing or similar agreement.

9.7 ERISA.

(a) The Company and the ERISA Affiliates each shall take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA, the Code and applicable foreign law until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

(b) No Pension Plan shall have any "accumulated funding deficiency" (within the meaning of Section 412 of the Code), which deficiency could have a Material Adverse Effect.

9.8 Transactions with Affiliates. Except as specified in Item 9.8 of Schedule II, neither the Company nor any of the Subsidiaries shall enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate except in the ordinary course of, and pursuant to the reasonable requirements of, its business, and in good faith and upon terms that are commercially reasonable to the Company, directly or indirectly, and that are no less favorable to the Company, directly or indirectly, than it would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

9.9 Merger or Consolidation. The Company shall, and each shall not permit any of its Subsidiaries to, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it unless the Company is the surviving entity or
(b) the surviving
entity assumes all obligations of the Company hereunder, under the Notes and under the terms of the Series A Preferred Stock.

9.10 Indemnification.

(a) Except as provided in subsection (c) below, the Company shall defend, protect, indemnify and hold harmless you, your directors, officers, employees, attorneys and agents and each Person, if any, who controls you within the meaning of the Securities Act or the Exchange Act (any and all of whom are referred to as the "Indemnified Party") against, and shall protect, save and hold harmless each Indemnified
Party from and against, any and all claims, demands, loss, damage, liability (joint or several), expense or cost (including all legal fees or other expenses incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability) imposed on, incurred by or asserted against such Indemnified Party
(whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise caused by or arising out of, or allegedly caused by or arising out of this Securities Exchange
Agreement and any amendments, modifications, consents or supplements hereto or any transaction contemplated hereby, other than losses, claims, damages or liabilities resulting from any misrepresentation made by you in Section 2 hereof, subject to subsection (c) below.

(b) The matters covered by the indemnification provided for in subsection (a) above shall include, without limitation, any claim or penalty arising from
(i) violations of laws, or in tort (by application of the doctrine of strict liability or otherwise),
(ii) the negligence of any Indemnified Party,
(iii) latent or other defects, whether or not discoverable by such Indemnified Party, the Company or any other Person, (iv) loss of or damage to any property or the environment, (v) death of or injury to any person and (vi) any claim for patent, trademark or copyright infringement. In addition, each Indemnified Party shall be entitled to indemnity hereunder whether such indemnity arises because of an act or omission by such Indemnified Party or otherwise, whether or not the claims giving rise to indemnity hereunder are also indemnified against by any other Person under any other document, and whether or not the transactions contemplated hereby are consummated.

(c) Notwithstanding any of the indemnities set forth above, the Company shall not indemnify any Indemnified Party for any loss, damage, liability, cost or expense (i) arising from the bad faith, willful misconduct or gross negligence of such Indemnified Party or (ii) resulting from any untrue statement of a material fact contained in a registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information or affidavit furnished in writing by an Indemnified
Party.

(d) Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party shall notify the Company of such claim or the commencement of such action or proceeding; provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this 9.10 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company shall assume the defense of such claim, action or proceeding and shall employ counsel satisfactory to the Indemnified Party and shall pay the fees and expenses of such counsel.
Notwithstanding the preceding sentence, the
Indemnified Party shall be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable. If an Indemnified Party (or any of its officers, directors, employees or attorneys) appears as a witness in any action or proceeding brought against the Company in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified Party for all out-of-pocket expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness. The obligations of the Company under this
9.10 shall survive the redemption of the Series A
Preferred Stock, the payment of the Notes and termination of this Securities Exchange Agreement.

9.11 Subsidiary Dividends. The Company shall not and shall not permit any Subsidiary to enter into any agreement, instrument or other document that prohibits or restricts in any way the payment of dividends or other distributions on or with respect to the capital stock of any Subsidiary if the effect thereof is (or could reasonably be expected) to reduce the amount of cash payments to be made (or permitted to be made), directly or indirectly, to the Company.

9.12 Tax Consolidation. The Company shall not and shall not permit any of its Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

9.13 Environmental Law Compliance.

(a) Hazardous Substances. The Company shall at all times comply and cause each Subsidiary to comply, in all material respects, with all Environmental Laws applicable to it, except to the extent that the failure to comply therewith is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and indemnify, pay and hold each holder of Securities harmless from and against any and all losses, costs (including attorneys' fees), liabilities and damages whatsoever incurred by such holder of Securities by reason of (i) any liability of the Company or any of the Subsidiaries under any applicable Environmental Laws, (ii) any violation of any applicable Environmental Laws for which the Company or any of the Subsidiaries is liable or which is related to any real estate or other facility owned, leased or operated by the Company or any of the Subsidiaries or (iii) the imposition of any governmental Lien for the recovery of environmental cleanup or response costs expended by reason of any such liability or violation.

(b) Cleanup Orders; Further Assurance. The Company shall provide each holder of Securities promptly with a copy of any notice received by the Company or any Subsidiary from any governmental agency stating that the Company or such Subsidiary has become liable for the cost of investigating, removing or remediating
Hazardous Materials or subject to a cleanup order or decree, or a fine or penalty issued or imposed, by an agency having jurisdiction over the Company or any such Subsidiary if the Company believes or reasonably should believe that the matter that is the subject of such notice is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(c) The Company agrees that, with respect to all of its properties, it will engage in such environmental monitoring and, if necessary, remediation, as is prudent under the circumstances.

9.14 Insurance. The Company shall maintain, or cause to be maintained, in full force and effect, with such insurers, amounts, coverages and forms reasonably satisfactory to and approved by the Purchaser, insurance as follows:

(a) Required Insurance Coverages and Limits.  The
Company agrees that it shall at its own cost and expense and at all times during the term carry and maintain or cause to be carried and maintained:

(i) Casualty Insurance -- "all risk" property insurance on its property in any amount equal to the replacement cost of such properties, provided that flood and earthquake insurance shall be subject to availability on commercially practicable terms;

(ii) Liability Insurance -- comprehensive general liability insurance (including, without limitation, blanket contractual, personal injury, XCU hazards, products/completed operations, independent contractors, sudden and accidental pollution liability, gradual pollution liability, "failure to supply" and broad form property damage) applicable to its properties in such amounts as from time to time are usually carried by corporations similar to the Company owning or leasing and operating similar properties in similar locations, provided that gradual pollution liability, sudden and accidental pollution liability and "failure to supply" shall be subject to availability on commercially practicable terms; and provided further that the Company shall be required to carry and maintain liability insurance in a minimum amount equal to $9,000,000;

(iii) Worker's Compensation -- worker's compensation insurance with respect to employees of the Company sufficient to meet the statutory requirements of the State of California; and

(iv) Other Insurance -- such other insurance with respect to its property and business of such a nature, with such terms and in such amounts, as a reasonably prudent person would maintain with respect to similar properties and a similar business, and, in any event, shall maintain insurance on all its property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations.

All the foregoing insurance policies shall be subject to such deductible amounts and retentions as are usual and customary for corporations similar to the Company owning or leasing and operating similar properties, but in no event greater than reasonably acceptable to the Purchaser. In addition, the Company shall require worker's compensation and liability coverage by contractors and major subcontractors at all times that any of the foregoing shall be performing services on all or any portion of the property of the Company.


(b) Acceptable Insurers. The Company agrees to effect all insurance provided for in this 9.14
(i) with the insurance companies presently providing insurance to the Company specified in the certificate of insurance delivered pursuant to 4.13, (ii) with insurance companies with ratings from A.M. Best & Co. that are at least as high as the higher of A+ or the ratings of the insurance companies currently providing the same insurance or (iii) with such other insurance companies as are reasonably acceptable to the Purchaser. No Purchaser shall, by reason of accepting, rejecting, approving or obtaining insurance incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of any losses.

(c) Certificate. On or prior to the Closing Date, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies required pursuant to this 9.14, the Company shall deliver to you certificates of insurance issued by the insurers thereunder or by an insurance broker authorized to bind such insurers evidencing the insurance maintained pursuant to this 9.14.

9.15 Additional Equity; Dilution. The Company shall not sell or issue (a) any additional shares of Series A Preferred Stock or (b) any other equity securities or securities convertible into equity that are senior to the Series A Preferred Stock with respect to rights to dividends or upon liquidation or redemption.

9.16 Transfer and Sale of Assets.  Neither the
Company nor any Subsidiary shall, directly or indirectly, in a single transaction or a series of transactions, sell, lease, transfer, abandon or otherwise dispose of or suffer to be sold, leased, transferred, abandoned or otherwise disposed of, all or any part of its assets other than in the ordinary course of its business; provided that the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets if the proceeds thereof are, within 180 days of receipt, (a) used to redeem the Series A Preferred Stock and/or the Notes in accordance with the terms thereof or (b) reinvested in useful assets of the Company.

9.17 Acquisition, etc. of Preferred Stock.  The
Company shall not, and shall not permit any Subsidiary or Affiliate (other than a director) to, purchase, redeem or otherwise acquire any shares of Series A Preferred Stock except as expressly permitted by the terms hereof and of the Articles of Incorporation and unless not prohibited by applicable law.

9.18 Reporting Company Status. The Company shall file with the Securities and Exchange Commission all reports required to be filed by issuers registered under Section 13 or Section 15(d) of the Exchange
Act.

9.19 Nasdaq Listing. The Company shall at all times cause its Common Stock to be listed for trading on the Nasdaq National Market or a national securities exchange.

9.20 Right of First Refusal. If at any time the Company offers newly issued shares of Common Stock or any securities convertible or exchangeable for shares of Common Stock (the "New Securities"; it being understood that shares issued as stock dividends or capital stock issued upon exercise or conversion of securities do not constitute New Securities), the Company shall first offer for sale to the Purchaser such New Securities upon the same terms and conditions as the Company is proposing to issue such New Securities to others; provided, however, that the Purchaser shall have no right to purchase New
Securities pursuant to this 9.20 in the case of

New Securities (a) issued for a consideration other than money or cash equivalents; (b) issued to employees, directors or consultants of the Company or any of its Subsidiaries pursuant to a stock option plan or other compensation plan; (c) issued pursuant to a bona fide public offering of the Company's securities that has been registered under the Securities Act; or (d) issued pursuant to a plan of reorganization approved by a court of competent jurisdiction; and provided further, that the Company shall provide notice of not less than thirty (30) days to the Purchaser prior to issuance of any New
Securities, which notice shall state the terms on which the New Securities will be offered. To the extent that the Purchaser does not elect to purchase all or some of such New Securities by giving written notice of its election to purchase within twenty (20) days of receipt of notice from the Company of the proposed issuance of any New Securities, the Company may, for a period of one hundred twenty (120) days thereafter, offer the remaining New Securities to third parties, provided that any such third party may not purchase the New Securities on terms more favorable than the terms to such third party set forth in the notice to the Purchaser.

          SECTION 10. EXPENSES.

10.1 General Expenses. Whether or not the Securities shall be sold or this Securities Exchange Agreement shall be terminated, the Company agrees to pay, and to hold you harmless against liability for, all costs and expenses relating to this Securities Exchange
Agreement, any other documents prepared in connection herewith and the Securities and to any modification, amendment, alteration or enforcement of this Securities Exchange Agreement, any additional documents prepared in connection herewith, the Securities or any agreement or instrument contemplated hereby (whether or not the same shall have come into effect), including, without limitation:

(a) the cost of preparing and reproducing this Securities Exchange Agreement, any other documents prepared in connection herewith, the Securities and every instrument of modification, amendment or alteration hereof or thereof;

(b) the fees and disbursements of your special counsel, which fees and disbursements the Company shall pay on the Closing Date to the extent reflected on any invoices delivered on or prior to such date, and of all counsel for the Company;

(c) the cost of delivering to your home office, to your depository or as you may otherwise instruct in writing, insured to your reasonable satisfaction, the Securities purchased by you on the Closing Date;

(d) all costs and expenses (including, without limitation, legal fees and any disbursements and other out-of-pocket expenses) relating to any modifications, amendments, waivers or consents involving the provisions of this Securities Exchange
Agreement, any other documents prepared in connection herewith, or the Securities or relating to the enforcement of this Securities Exchange Agreement or any other documents prepared in connection herewith or the Securities;

(e) the fees of Standard & Poor's CUSIP Service
Bureau required to be paid in connection with the assignment of a private placement number by it with respect to the Series A Preferred Stock and the Notes; and

(f) any issuance or similar taxes payable by the Company pursuant to 10.4 hereof.

10.2 Costs and Expenses, Attorneys Fees, etc. of
Holders of Securities. The Company shall pay all costs, fees and expenses of the holders of Securities, their agents and counsel in connection with the enforcement of their rights hereunder and under the Articles of Incorporation and the Notes, including, without limitation, the costs attributable to in-house counsel, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed on the holders of Securities by reason of their interest in the Securities or this Securities Exchange Agreement.
The Company shall pay to the holders of Securities on demand any costs and expenses, including attorneys fees and expenses, paid or incurred by the holders of Securities in connection with the collection of any amount payable by the Company to the holders of Securities, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the higher applicable rate on the Notes plus one percent per annum from the date of payment or incurring by the holders of Securities until paid by the Company.

10.3 Delivery Expenses. If you shall surrender any certificate representing any Series A Preferred Stock or Note to the Company pursuant to this Securities
Exchange Agreement, or if the Company shall issue any new Security pursuant to this Securities Exchange
Agreement, the Company shall pay all costs and expenses of delivery of the surrendered Security and any Security or Securities issued in exchange or replacement for, or on registration of transfer of, the surrendered Security or any such new Security, as the case may be, in each case insured to your satisfaction. The obligations of the Company under this 10.3 shall survive the redemption of the Series A Preferred Stock, the payment of the Notes and the termination of this Securities Exchange
Agreement.

10.4 Issuance Taxes. The Company shall pay all issuance and similar taxes, if any, in connection with the execution and delivery of this Securities
Exchange Agreement, the issuance and sale of the Securities by the Company and any modification of this Securities Exchange Agreement or the Securities issued by it, and shall save you and any subsequent holder of the Securities harmless, without limitation as to time, against any and all liabilities
(including, without limitation, any interest or penalty for nonpayment or delay in payment, or any income taxes paid by you in connection with any reimbursement by the Company of any such taxes paid by you) with respect to all such taxes. The obligations of the Company under this 10.4 shall survive the redemption of the Series A Preferred
Stock, the payment of the Notes and the termination of this Securities Exchange Agreement.

10.5 Survival. The obligations of the Company under this Section 10 shall survive the redemption of the Series A Preferred Stock, the payment of the Notes and the termination of this Securities Exchange
Agreement.

     SECTION 11. INFORMATION TO BE FURNISHED TO
HOLDERS OF       SECURITIES.

11.1 Financial Statements of the Company.  The
Company shall deliver to each holder of Securities one (1) copy of the following:

(a) as soon as practicable and, in any case, within ninety (90) days after the close of each Fiscal Year of the Company, the Company's Report on Form 10-K (or any successor form) filed with the Securities and Exchange Commission, which shall include the audited consolidated financial statements of the Company and its Subsidiaries consisting of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the audited consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form, the figures for the preceding Fiscal Year, all in reasonable detail, such consolidated financial statements to be accompanied by an opinion thereon of KPMG Peat Marwick LLP or another firm of independent certified public accountants of recognized national standing in the United States, which opinion
(i) shall be unqualified as to application of GAAP and unqualified as to audit scope, and (ii) shall state that (A) the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (B) such financial statements present fairly the financial position of the Company and its Subsidiaries at such date and the results of operations and cash flows thereof for such period and have been prepared in accordance with generally accepted accounting principles consistently applied
(except as otherwise disclosed therein with respect to changes in application in which such accountants concur), and also accompanied by management's discussion and analysis of variances;

(b) as soon as practicable and, in any case, within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters in each Fiscal Year of the Company, the Company's Report on Form 10-K (or any successor form) filed with the Securities and Exchange Commission, which shall include the unaudited consolidated financial statements of the Company and its Subsidiaries, consisting of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal
Quarter and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the Fiscal Year to date, setting forth in each case in comparative form, the figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and certified by the chief financial officer or the treasurer of the Company as being a complete and correct copy of the Company's financial statements which have been prepared in accordance with generally accepted accounting principles consistently applied
(except as otherwise disclosed therein) and which present fairly the financial position of the Company and its Subsidiaries and results of operations and cash flows thereof subject, in each case, to changes resulting from year-end audit adjustments, together with management's discussion and analysis of variances; and

(c)contemporaneously with the filing thereof with the Securities and Exchange Commission, all other reports filed by the Company with the Securities and Exchange
Commission including, without limitation, Reports on Form 8-K and proxy statements.

11.2 Notice of Certain Events and Conditions.  The
Company shall give prompt written notice to each holder of Securities of the following:

(a) upon the Company's knowledge, (i) any Default or Event of Default or (ii) any default or event of default (whether by the Company or any other party) under any other agreement to which the Company is a party, if such default or event of default would cause, or in the future may cause, a Material Adverse
Effect;

(b) any (i) ERISA Termination Event; (ii) "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Plan maintained by the Company or any of its Subsidiaries, other than one to which an exemption applies; (iii) failure to make a timely contribution to any Plan, if such failure has given rise to a Lien imposed upon the Company or any of its Subsidiaries under Section 412(n) of the Code; or (iv) actual, asserted or alleged violation of ERISA or the Code that, with respect to any of the events set forth in the foregoing clauses (i) through (iv), is reasonably likely to result in the imposition of a tax or other penalty on the Company or any Subsidiary in connection with any Plan that would result in a Material Adverse Effect, including, when known, a description of any action taken by the Internal
Revenue Service, the U.S. Department of Labor or the
PBGC with respect thereto;

(c) the institution of any suit, action or proceeding
(i) against the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect,
(ii) in which the amount involved exceeds $250,000 or in which injunctive or similar relief is sought or
(iii) between the Company and any governmental authority (such notice shall in any event be given within thirty (30) days after any officer of the Company shall have knowledge of such event or condition);

(d) any failure by the Company to comply with any of its covenants or agreements specified herein, in the Notes or in the Articles of Incorporation; and

(e) since the date hereof, to the knowledge of the Company, any Material Adverse Effect.

Each notice pursuant to this 11.2 shall be in the form of an Officer's Certificate of the Company specifying (A) the nature and period of existence of the particular event, (B) what action the Company has taken or is taking or proposes to take with respect thereto and (C) if appropriate, an estimate of the time necessary to cure such condition or event.

11.3 Other Information. The Company shall deliver to each holder of any Security the following:

(a) promptly after the submission thereof to the Company, copies of any detailed reports (including the auditors' comment letter to management, if any such letter is prepared) submitted to the Company by its independent auditors in connection with each annual or interim audit of the accounts of the Company made by such accountants;

(b) promptly upon distribution thereof, copies of all financial or other statements (including proxy statements), reports and notices as the Company shall send to any class of its shareholders, any of its bank lenders or any holder of any of its Indebtedness for Money Borrowed;

(c) promptly upon the formation or the acquisition thereof, notice of the formation or acquisition, as the case may be, of any new Subsidiary of the Company;

(d) promptly, and in any event within ten (10) days after transmission thereof, copies of all material press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business, earnings, prospects, properties or condition (financial or other) of the Company or any of its Subsidiaries;

(e) prompt notice of any proposed amendment, modification or supplement to the charter or bylaws of the Company at least fifteen (15) days prior to the proposed execution and delivery thereof by the shareholders; and

(f) promptly upon request therefor, such other data, filings and information concerning the Company or any Subsidiary as any holder of a Security that is a Purchaser or an Institutional Investor may from time to time reasonably request.

Any information provided pursuant to this 11.3 shall not be used in violation of any securities laws.

SECTION 12. INTERPRETATION OF AGREEMENT AND
SECURITIES.

12.1 Definitions. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Securities Exchange Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Securities Exchange Agreement):

"Affiliate", with respect to any Person, shall mean
(a) any director, officer or employee of such Person,
(b) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (c) any Person beneficially owning or holding 10% or more of the Voting Stock of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 10% or more of the Voting Stock; provided that neither you nor any Person directly or indirectly controlled by you nor any other Person which is an institution shall be deemed to be an Affiliate of the Company or any Subsidiary solely by reason of ownership of the Series A Preferred Stock, the Warrants, the Warrant Shares (as defined in the Warrants) or other securities issued in exchange for any of such Securities or by reason of having the benefits of any agreements or covenants of the Company contained in this Securities Exchange
Agreement. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting
Stock, by contract or
otherwise. The term "Affiliate", when used herein without reference to any Person, shall mean an Affiliate of the Company.

"Articles of Incorporation" shall mean the Articles of Incorporation of the Company, as amended from time to time.

"Beneficially Owned" shall mean beneficial ownership of capital stock determined in the manner set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

"Board" shall mean the Board of Directors of the Company.

"Business Day" shall mean any day on which commercial banks are not authorized or required to close in San
Francisco, California, or Boston, Massachusetts.

"Capital Lease" shall mean any lease which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

"Capitalized Lease Obligations" with respect to any Person, shall mean the aggregate amount which, in accordance with generally accepted accounting principles, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.


"Certificate of Determination" shall have the meaning set forth in 1.1(c) hereof.

"Closing Date" shall have the meaning set forth in 1.2(a) hereof.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific section of the Code shall include such section, any regulations promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

"Commission" shall mean the Securities and Exchange
Commission (or any successor thereto performing similar functions).

"Common Stock" shall mean the Common Stock, no par value, of the Company.

"Company" shall have the meaning set forth in the preamble hereto.

"Default" shall mean an event or circumstance that, with the passage of time or giving of notice, would become an Event of Default.

"Dividend Payment Date" shall mean any date on which dividends are payable on the Series A Preferred
Stock, which dates are March 15 and September 15 of each year.

"Environmental Laws" shall mean each applicable statute referred to in the definition of "Hazardous
Material" below, and all applicable federal, state and local environmental laws, rules, regulations and ordinances, whether currently in existence or hereinafter enacted, governing the Real Property and its business, products, properties or assets with respect to all Hazardous Materials, discharges into the ground and surface water, emissions into the ambient air and generation, control, accumulation, storage, treatment, transportation, removal, labeling or disposal of waste materials or process by-products, the existence, cleanup and/or remedy of contamination on property, the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination.

"ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.
Reference to a specific section of ERISA shall include such section, any regulations promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

"ERISA Affiliate" shall mean any Person (other than the Company or any of its Subsidiaries) which is under "common control" (within the meaning of Section 414(b) or (c) of the Code or
Section 4001(a)(14) of ERISA) with the Company or any Subsidiary thereof.

"ERISA Termination Event" shall mean (a) a
"reportable event" (within the meaning of Section 4043 of ERISA) with respect to a Pension Plan
(other than a "reportable event" as to which the PBGC has by regulation waived the 30-day notice requirement under Section 4043(a) of ERISA); provided that a failure to meet the minimum funding standards of Section 412 of the Code shall be an ERISA
Termination Event regardless of the issuance of any waiver under Section 412(d) of the Code; (b) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Pension Plan which is subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA); (c) the complete or partial withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan under
Section 4201 or 4204 or ERISA; (d) the receipt by the Company, any Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvent under Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A or ERISA; (e) the providing of a notice of intent to terminate a Pension Plan maintained by the Company or any of its Subsidiaries pursuant to Section 4041(a)(2) of ERISA or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA; (f) the institution of proceedings by the PBGC to terminate a Pension Plan or the appointment of a trustee to administer any such Pension Plan under Section 4042 of ERISA; (g) the receipt by the Company or any Subsidiary of a notice from any Multiemployer Plan that any action described in clause (f) has been taken with respect to that Multiemployer Plan; or
(h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

"Event of Default" shall have the meaning specified in 8.1 hereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Exchange Date" shall have the meaning set forth in 5.3(b) hereof.

"Exchange Notice" shall have the meaning set forth in 5.3(b) hereof.

"Financial Statements" shall have the meaning set forth in 2.7 hereof.

"Fiscal Quarter" shall mean a fiscal quarter of the Company, which shall be any quarterly period ending on March 31, June 30, September 30 and December 31 of any year.

"Fiscal Year" shall mean a fiscal year of the Company, which as at the Closing Date is a fiscal year ending December 31.

"generally accepted accounting principles" shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting
Standards Board and/or the American Institute of
Certified Public Accountants, consistently applied and maintained throughout the periods indicated.

"Guaranty", with respect to any Person, shall mean all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation or investment of any other Person
(the "primary obligor") in any manner, whether directly or indirectly, including without limitation, obligations for which such Person is liable by reason of such Person being a partner in or of the primary obligor or a member of a joint venture that is the primary obligor, and obligations incurred through an agreement, contingent or otherwise, (a) to purchase such Indebtedness, obligation or investment or any property or assets constituting security therefor;
(b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, obligation or investment or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, obligation or investment; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness, obligation or investment of the ability of the primary obligor to make payment of such Indebtedness, obligation or investment; or
(d) otherwise to assure the owner of such Indebtedness, obligation or investment against loss in respect thereof.

"Hazardous Materials" shall mean any hazardous or toxic substance, material, pollutant, chemical, or waste which is regulated by any applicable federal, state or local governmental authority, including, but not limited to, the following, in each case, as applicable: (a) hazardous substances as defined under the Comprehensive Environmental Response,
Compensation and Liability Act, as amended, 42 U.S.C.
9601 et seq.; (b) hazardous waste as defined under the Solid Waste Disposal Act, as amended, 42 U.S.C.
6901 et seq.; (c) air pollutants regulated under the Clean Air Act as amended, 42 U.S.C. 7401 et seq.; (d) pollutants as defined under the Clean Water
Act, as amended, 33 U.S.C. 1251 et seq.; (e) any pesticide as defined by the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C.
136 et seq.; (f) any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control
Act, as amended, 15 U.S.C. 2601 et seq.; (g) any hazardous material regulated by the Resource
Conservation and Recovery Act ("RCRA"), 42 USC 6901 et seq.; (h) any hazardous material regulated by the Hazardous Materials Transportation Act, 49 USC 1801 et seq.; (i) any hazardous material regulated by the Federal Water Pollution Control Act, 33 USC 1251 et seq.; (j) any substance listed in the

United States Department of Transportation Table at
49 CFR 172.101; (k) any substance regulated by the California Hazardous Waste Control Law ("HWCL"), Cal.
Health & Safety 25100 et seq.; (l) any substance regulated by the Hazardous Substance Account Act
("HSAA"), Cal. Health & Safety Code 25300 et seq.;
(m) any substance regulated by the Underground
Storage of Hazardous Substances Act, Cal. Health &
Safety 25280 et seq.; (n) any material regulated by the Porter-Cologne Water Quality Control Act (the
"Porter-Cologne Act"), Cal. Water Code 13000 et seq.; (o) any products regulated by the Safe Drinking
Water and Toxic Enforcement Act of 1986
(Proposition 65); (p) any materials regulated by Title 22 of the California Code of Regulations,
Division 4, Chapter 30; (q) any hazardous or toxic chemical or substance regulated by the Emergency
Planning and Community Right to Know Act, 42 U.S.C.
11001, et seq.; (r) any petroleum product, any explosives, any radioactive material, any asbestos containing material, any urea formaldehyde foam insulation, any transformer or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas, any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of the Real
Property or the owners and/or occupants of property adjacent to or surrounding the Real Property, or any other person coming upon the Real Property or adjacent property; and (s) any other chemical, materials or substance regulated by any governmental authority which may or could pose a hazard to the environment.

"holder", with respect to any of the Securities, shall mean the Person in whose name such Securities shall be registered.

"Indebtedness," with respect to any Person, shall mean all items (other than capital stock, capital surplus, retained earnings and deferred credits), which in accordance with generally accepted accounting principles would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person as at the date on which Indebtedness is to be determined. The term "Indebtedness" shall also include, whether or not so reflected,
(a) indebtedness, obligations and liabilities secured by any Lien on property of such Person whether or not the indebtedness secured thereby shall have been assumed by such Person, (b) all obligations in respect of Capital Leases and (c) all Guaranties of any of the above. Notwithstanding the foregoing, in determining the indebtedness of the Company and its Subsidiaries, there shall be included all indebtedness of the Company or such Subsidiaries of the character referred to in the foregoing clauses (a), (b) and (c) deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable.

"Indebtedness for Money Borrowed", with respect to any Person, shall mean and include the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, and all reimbursement or other obligations of such Person in respect of letters of credit or banker's acceptances; (c) all obligations of such Person to pay the deferred purchase price of assets or services; (d) all Capitalized Lease Obligations of such Person; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such asset; and (f) any Guaranties of such Person of any Indebtedness for Money Borrowed of another
Person.

"Indemnified Party" shall have the meaning set forth in 9.10 hereof.

"Institutional Investor" shall mean any one or more of the following Persons: (a) any bank, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity; (b) any charitable foundation;
(c) any insurance company or Affiliate thereof or fraternal benefit association; (d) any pension, retirement or profit-sharing trust or fund; (e) any public employees' pension or retirement system or any other governmental agency supervising the investment of public funds; or (f) any investment fund owned or managed by a Person described in clause (a), (b),
(c), (d) or (e) above, or by an Affiliate of such Person.

"Investment" shall mean, with respect to any Person, any investment made by such Person in any other
Person by stock purchase, capital contribution, loan, advance, acquisition of Indebtedness (other than acquisition of accounts receivable in the ordinary course of business), Guaranty or otherwise.

"Junior Stock" shall mean common stock or any other class or series of stock ranking junior to the Series A Preferred Stock with regard to rights to receive dividends and distributions upon dissolution, liquidation or winding up of the Company.

"Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes.
The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.
For the purposes of this Securities Exchange
Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other
Person for security purposes.

"Liquidation Value" shall mean $10 per share of Series A Preferred Stock.

"Material Adverse Effect" shall mean, with respect to any event or occurrence, an effect that is materially adverse to (a) the business, prospects, earnings, properties or condition (financial or other) of the Company or its Subsidiaries; (b) the ability of the Company to perform its obligations hereunder, under the Notes or under the Articles of Incorporation; or
(c) the enforceability of this Securities Exchange
Agreement, the Notes or the rights of the holders of Series A Preferred Stock.

"Multiemployer Plan" shall mean any Pension Plan that is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

"NAIC" shall mean the National Association of Insurance Commissioners.

"Note" shall have the meaning specified in 1.1(b) hereof.

"Note Make-Whole Amount" shall have the meaning specified in 6.2(b) hereof.

"Note Payment Date" shall have the meaning specified in 6.1 hereof.

"Note Treasury Rate" shall have the meaning specified in 6.2(b) hereof.

"Officer's Certificate" shall mean a certificate executed on behalf of a corporation by any of its chief executive officer, president or chief financial officer.

"Optional Note Prepayment Date" shall have the meaning specified in 6.2(c) hereof.

"Optional Note Prepayment Price" shall have the meaning specified in 6.2(a) hereof.

"outstanding", with respect to any of the Securities shall mean, as of the date of determination, all Securities theretofore delivered pursuant to this Securities Exchange Agreement, except (a) Securities theretofore cancelled or delivered for cancellation and (b) Securities in exchange or replacement for which other Securities have been delivered pursuant to this Securities Exchange Agreement; provided that in determining whether the requisite holders of Series A Preferred Stock outstanding have given any notice or taken any action hereunder, Series A
Preferred Stock held or owned, directly or indirectly, by the Company, or by any Subsidiary or any Affiliate of the Company shall be disregarded and deemed not to be outstanding.

"PBGC" shall mean the Pension Benefit Guaranty
Corporation or any successor thereto.

"Pension Plan" shall mean any Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA.

"Permitted Liens" shall mean:

(a) Liens securing taxes, assessments, governmental charges or levies, statutory Liens of landlords and Liens of carriers, warehousemen, materialmen, mechanics and other like Persons not yet due or the payment of which is not then required; provided that this clause (a) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA or Section 412(n) of the Code;

(b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the obligor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations;
provided that (A) any such Lien shall not be created in connection with and shall not secure Indebtedness for Money Borrowed; (B) any obligation secured by any such Lien shall not be overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right to exercise remedies and adequate book reserves have been established in accordance with generally accepted accounting principles; and (C) all such Liens, pledges and deposits shall not in the aggregate materially impair the use or value of the properties of the Company or any Subsidiary in the operation of its respective businesses; and, provided further that this clause (c) shall not be deemed to permit any Liens which may be imposed pursuant to
Section 4068 of ERISA or Section 412(n) of the Code;

(d) current real property taxes and assessments not yet delinquent; and

(e) encumbrances, easements or reservations, encroachments or rights of others for rights-of-way, utilities and easements and other similar purposes, or zoning or other covenants, conditions or restrictions as to the use of real properties which could not have a material adverse effect on the current use and enjoyment of all or any portion of the Real Property.

"Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof), or any other entity, whether acting in an individual, fiduciary or other capacity.

"Plan" shall mean any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that the Company, any Subsidiary or any ERISA Affiliate maintains, contributes to or is obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA
Affiliate.

"Purchaser" shall mean the purchasers of Securities named in Schedule I hereto.

"Purchase Price" shall have the meaning set forth in
1.2 hereof.

"Qualified Holder" shall have the meaning set forth
in   9.4 hereof.

"Real Property" shall mean the real property described in Items 2.10(a) and 2.10(b) of
Schedule II.

"Rule 144A" shall mean Rule 144A under the Securities
Act, as presently in effect and as hereafter amended from time to time, or any superseding or substituted rule adopted by the Commission from time to time.

"Securities" shall have the meaning set forth in 1.1(c) hereof.

"Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

"Securities Exchange Agreement" shall mean this Securities Exchange Agreement (including the annexed
Exhibits and Schedules), as it may from time to time be amended, supplemented or modified in accordance with its terms.

"Senior Debt" shall have the meaning specified in 8.2(d) hereof.

"Senior Preferred Stock" shall have the meaning set forth in 1.2(a) hereof.

"Series A Preferred Stock" shall have the meaning set forth in 1.1(c) hereof.

"Stock Exchange" shall have the meaning set forth in 5.3(a) hereof.

"Subsidiary", with respect to any corporation (the
"parent"), shall mean a corporation or partnership of which the parent, at the time in respect of which such term is used, owns directly, or controls with power to vote, indirectly through one or more
Subsidiaries, shares comprising more than fifty percent (50%) of its Voting Stock. The term
"Subsidiary", when used herein without reference to any particular Person, shall mean a Subsidiary of the Company. Notwithstanding the foregoing, for purposes of 2.15, 9.17 and 11.2(b), and for the definitions of ERISA Affiliate, ERISA Termination Event and Plan hereunder, the term "Subsidiary" shall be defined by substituting the words "at least eighty percent
(80%)" for "greater than fifty percent (50%)" in the immediately preceding sentence.

"Voting Stock" shall mean the stock or other securities of a corporation, partnership or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the board of directors (or other governing body) of such entity.

"Warrant" shall have the meaning set forth in 1.1(a) hereof.

12.2 Directly or Indirectly. Any provision in this Securities Exchange Agreement referring to action to be taken by any Person, or that such Person if prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.

12.3 Accounting Terms. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

12.4 Governing Law.  THIS AGREEMENT AND THE
SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA
WITHOUT REFERENCE TO CONFLICTS OF LAW RULES.

12.5 Independence of Covenants. Each covenant made by the Company herein is independent of each other covenant so made and independent of restrictions placed on the Company by law. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein or by law.

12.6 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action required or permitted hereby or by the Articles of Incorporation (including, but not limited to, the payment of dividends on the Series A Preferred Stock) shall be a Saturday, Sunday or a day which is not a Business Day, then such action may be taken on the next succeeding day which is a Business Day in such city.

     SECTION 13. MISCELLANEOUS.

13.1 Notices.

(a) All communications under this Securities Exchange
Agreement or any of the Securities shall be in writing and shall be delivered, mailed or sent by overnight air courier (i) if to you, to you at your address set forth in Schedule I hereto, marked for attention as there indicated, or at such other address as you may have furnished to the Company in writing, (ii) if to any other holder of Series A
Preferred Stock or Notes, to it at its address listed in the books for registration and registration of transfer of the Series A Preferred Stock and Notes to be maintained by the Company, or at such other address as such holder shall have furnished to the Company in writing, and (iii) if to the Company, to it at the address shown at the head of this Securities Exchange Agreement, or at such other address as it shall have given notice of to you and all other holders of Securities issued by it and at the time outstanding in accordance with the terms of this 13.1.

(b) Any written communication so addressed shall be deemed to have been given upon receipt thereof, and if delivery is refused, receipt shall be deemed to have been given when such delivery is refused.

13.2 Survival. All representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered under or in connection with this Securities Exchange Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Securities regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company as applicable hereunder.

13.3 Successors and Assigns; Transfer of Securities.
This Securities Exchange Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns hereunder.

13.4 Amendment and Waiver.

(a) This Securities Exchange Agreement may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and (A) on or prior to the Closing Date, you, and (B) after the Closing Date, the holders of 51% of the outstanding Series A
Preferred Stock and 51% of the outstanding Notes.

(b) The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Securities Exchange Agreement or the Securities unless each holder of the Securities (irrespective of the amount of

Securities then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity, if eligible to participate, of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto.
Executed or true and correct copies of any waiver effected pursuant to the provisions of this 13.4 shall be delivered by the Company to each holder of outstanding Securities forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Securities. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Securities as consideration for or as an inducement to the entering into by any holder of the Securities of any waiver or amendment of any of the terms and provisions of this Securities Exchange
Agreement unless such enumeration is concurrently paid, on the same terms, ratably to the holders of all of the Securities then outstanding.

13.5 Confidentiality. The information contained in the financial statements and any information contained in any other document and delivered by the Company to, and any other information received by, any holder of Securities pursuant to this Securities
Exchange Agreement that shall have been designated in writing as confidential shall be held in confidence by such holder in accordance with such internal procedures as such holder shall apply generally to confidential information; provided that such holder may disclose any such information (a) as has become generally available to the public, (b) as may be required in any report, statement or testimony required to be submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such holder including, without limitation, the NAIC or similar organizations or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent that such holder believes it appropriate in order to comply with any law, order, regulation or ruling applicable to such holder, (e) to a prospective transferee in connection with any contemplated transfer of a Security by such holder (provided that such prospective transferee agrees to be bound by the terms of this 13.5) and
(f) as such holder deems appropriate in connection with the enforcement of any rights hereunder, under the Notes or under the Articles of Incorporation.

13.6 Integration. This Securities Exchange Agreement together with all exhibits and schedules hereto and the Securities constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

13.7 Consent to Jurisdiction and Venue. The Company hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Securities Exchange Agreement or any Security may be brought in a court of record in the State of California or in the courts of the United States of America located in such State, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waives any objection which it may have to the laying of venue of any such claim that any such suit, action or proceeding has been brought in an inconvenient forum and covenants that it shall not seek to challenge the jurisdiction of any such court or seek to oust the jurisdiction of any such court, whether on the basis of inconvenient forum or otherwise. The Company irrevocably consents to the service of any and all process in any such suit, action or proceeding by mail copies of such process to the Company at its address for notices provided in 13.1 hereof. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this 13.7 shall be by registered or certified mail, return receipt requested. Nothing in this 13.7 shall affect your right to serve legal process in any other manner permitted by law or affect your right to bring any suit, action or proceeding against the Company or any of its properties in the courts of any other jurisdiction.

13.8 Waiver of Jury Trial.  ALL PARTIES HERETO
IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY
ACTION ARISING OUT OF OR IN CONNECTION WITH THIS
SECURITIES EXCHANGE AGREEMENT OR ANY DEALINGS BETWEEN
THEM RELATING TO THE SUBJECT MATTER OF THIS
SECURITIES EXCHANGE AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Securities
Exchange Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties each acknowledge that this waiver is a material inducement to enter into a business relationship, that each party will rely on this waiver, and that each will continue to rely on this waiver in their related future dealings. Each party further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.
THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT
BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS
WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,
RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS
SECURITIES EXCHANGE AGREEMENT. In the event of litigation, this Securities Exchange Agreement may be filed as a written consent to a trial by the court.

13.9 Counterparts.  This Securities Exchange
Agreement may be executed and delivered to you simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

13.10 Reproduction of Documents.  This Securities
Exchange Agreement, and all documents relating hereto
(other than the Series A Preferred Stock and the
Notes), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the closing of your purchase of Securities, and
(c) financial statements, certificates and other information heretofore or hereafter furnished to you, may be reproduced by you by any photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterparts hereof and return the same to the Company, whereupon this Securities Exchange Agreement, as so accepted, shall become a binding contract between you and the undersigned.
Very truly yours,
 R.H. PHILLIPS, INC.

 By://s//John Giguiere
    --------------------

                Name:  John Giguiere
                Title: Co-CEO

The foregoing Securities
Exchange Agreement is
hereby accepted.


JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY


By://s//Dwayne Bertrand
        --------------------------
  Name: Dwayne Bertrand
  Title:  Investment Officer

                                SCHEDULE I
                    To Securities Exchange
                                 Agreement


         PURCHASER OF THE SECURITIES
         ---------------------------
1. Name and Address  Number of Shares Aggregate
    of Purchaser        of Series A   Principal
                     Preferred Stock  Amount of
                     to be Purchased    Notes
  -----------------  ---------------  ----------

JOHN HANCOCK MUTUAL      250,000      $2,500,000
LIFE INSURANCE COMPANY
John Hancock Place
200 Clarendon Street
Boston, Massachusetts
02117

a.
All payments on account of the Series A Preferred
Stock or other obligations in accordance with the provisions thereof shall be made no later than 12:00 noon, Boston time, in immediately available funds at the opening of business on the due date by electronic funds transfer, properly identified, through the Automated Clearing House system to the following account:

The First National Bank of Boston
ABA No. 011000390
Boston, Massachusetts  02110
Account of John Hancock Mutual Life Insurance Company

                  Private Placement Collection Account
Account Number:  541-55417
On Order of:  [Name of Issuer] [PPN No.]

b.
Contemporaneous with such wire transfer, a notice setting forth (i) the full name, interest rate and maturity date of the Series A Preferred Stock,
(ii) allocation of payment between redemption price and dividends and interest and any other charges, and
(iii) the name and address of the bank from which the wire transfer was sent, shall be mailed or delivered as follows:

John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117
Attn:  Securities Accounting Division T-10
with a copy to:
John Hancock Mutual Life Insurance Company
2520 Venture Oaks Way
Suite 120
Sacramento, CA  95833
Attn:  Office Manager

c.
All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:
John Hancock Mutual Life Insurance Company John
Hancock Place 200 Clarendon Street Boston,
Massachusetts  02117 Attn:  Securities Accounting
Division T-10

with a copy to:

John Hancock Mutual Life Insurance Company 2520
Venture Oaks Way Suite 120 Sacramento, CA  95833
Attn:  Office Manager

d.
All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

John Hancock Mutual Life Insurance Company John
Hancock Place 200 Clarendon Street Boston,
Massachusetts  02117 Attn:
Bond & Corporate Finance Department T-57

with a copy to:

John Hancock Mutual Life Insurance Company 2520
Venture Oaks Way Suite 120 Sacramento, CA  95833
Attn:  Office Manager

e.
All securities shall be registered in the name of John Hancock Mutual Life Insurance Company, Tax I.D.
No. 04-1414660.

                           SCHEDULE II

        INFORMATION PROVIDED
            BY THE COMPANY

                            SCHEDULE III
FORM OF OPINION OF EVERS & HENDRICKSON, LLP

(i)
The Company:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) has all requisite power and authority (corporate and other) (1) to own and operate its properties,
(2) to conduct its business as currently conducted and as currently proposed to be conducted, (3) to offer, issue, sell and deliver the Securities, (4) to enter into the Agreement and (5) to perform its respective obligations under the Agreement and the Articles of Incorporation; and

(c) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except for filings, franchises, licenses, permits or registrations which individually or in the aggregate are not material to the Company.

(ii)
All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights. All issued and outstanding securities (as defined in the Securities Act) of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

(iii) The Company has taken all corporate action necessary to be taken by it to authorize the execution and delivery of the Agreement, the offer, issuance, sale and delivery of the Securities and the performance of all obligations to be performed by it under each of them.

(iv)
The Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance and similar laws regarding debtor/creditor relationships and the effect of general principles of equity. The Notes, when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance and similar laws regarding debtor/creditor relationships and the effect of general principles of equity. Upon receipt by the Company of payment for the shares of Series A Preferred Stock (the "Shares") and issuance of the Shares as herein provided, the Shares will be duly issued, fully paid and nonassessable and free from preemptive rights in favor of the holders of other shares of capital stock of the Company.

(v) No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency including, without limitation, any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is or was required for (a) the valid execution, delivery or performance of the Agreement by the Company or (b) the valid offer, execution, issuance, sale or delivery of the Securities or the performance of the Securities by the Company. The
Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, and given all notices to, all applicable federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Company of its businesses as now conducted or as proposed to be conducted and which the failure to so obtain, make or give could have a Material Adverse Effect.

(vi)
Neither the execution, delivery or performance of the Agreement by the Company nor the offer, issuance, sale or delivery of the Securities by the Company or the performance of the Securities by the Company does or will: (a) conflict with or violate the charter or by-laws of the Company; (b) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Company pursuant to the terms of, any evidence of Indebtedness, or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued, or any other instrument or agreement to which the Company is a party or by which it is bound in each case resulting in a Material Adverse Effect; or
(c) require the consent of, or other action by, any stockholder, trustee or any creditor of, any lessor to or any investor in, the Company or any other non-governmental Person.

(vii) Neither the execution, delivery or performance of the Agreement by the Company, the offer, issuance, sale or delivery of the Securities by the Company nor the performance of the Securities, does or will cause the Company to be in violation of any statute, law or ordinance or any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation, of any federal, state, county, municipal or other governmental or public authority or agency.

(viii) Neither (a) the execution and delivery of the Agreement by the Company, (b) the offer, issuance, sale and delivery of the Securities by the Company,
(c) the acquisition of the Securities by you, (d) the application by the Company of the proceeds of the sale of the Securities nor (e) the consummation of any of the other transactions contemplated by the Agreement will result in either a "prohibited transaction" as described in Section 406(a) of ERISA or a tax under Section 4975 of the Code.

(ix)
There is no action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of the Company) in any court or by or before any other governmental or public authority or agency, or any arbitrator or arbitration panel pending or, to the best knowledge of the Company, threatened against or affecting the Company, or any of their properties that, either individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or (b) could reasonably be expected to question the validity or enforceability of the Agreement or the Securities.
The Company is not in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel.

(x)
The Company is not, and the ownership of its properties by the Company does not cause it to be,
(a) a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding
Company Act of

1935, as amended or (b) a "public utility" within the meaning of the Federal Power Act, as amended.

(xi)
The Company is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, that is subject to registration and regulation under such act. The Company is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

(xii) None of the transactions contemplated by the Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Securities) will violate or result in a violation of
Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation T (12 C.F.R., Part 220), as amended, Regulation U (12 C.F.R., Part 221), as amended, and Regulation X (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal
Reserve System, or will require you to obtain a statement in conformity with the requirements of Federal Reserve Form FR G-3 or to register on Federal
Reserve Form FR G-1 under such regulations.

(xiii) The offer and sale of the Securities pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933 and from the qualification requirements of the California Corporate Securities
Law of 1968.

                              EXHIBIT A
                          To Securities
                     Exchange Agreement

        FORM OF SUBORDINATED NOTE
        -------------------------

          R.H. PHILLIPS, INC.
            Subordinated Note
           due March 15, 2006

$2,500,000.00
                                CUSIP PPN No:

San Francisco, California

R.H. Philips, Inc., a California corporation (the
"Company"), for value received, hereby promises to pay to John Hancock Mutual Life Insurance Company or registered assigns, the principal sum of TWO MILLION
FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) as specified herein; and to pay interest on the unpaid principal balance hereof until this Note shall become due and payable in accordance with the terms hereof and of that certain Securities Exchange Agreement dated as of March 15, 1999 (the "Securities Exchange
Agreement") between the Company and John Hancock
Mutual Life Insurance Company at the rate of 14% per annum. If any installment of principal, premium or interest is not paid as and within the date when such payment is due or following acceleration or maturity, the provisions of Section 8 of the Securities
Exchange Agreement shall apply.

1. Interest and Principal Payments. If the Company shall have paid or agreed to pay any interest or premium on this Note in excess of that permitted by law, then it is the express intent of the Company and the holder hereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of this Note, and the provisions hereof immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but also so as to permit the recovery of the fullest amount otherwise called for hereunder.

Interest shall be due and payable on each March 15 and September 15 beginning March 15, 1999 and ending when all outstanding amounts hereunder have been paid. Principal in the amount of $833,333 shall be due and payable on each of March 15, 2004 and March
15, 2005 and in the amount of $833,334 shall be due and payable on March 15, 2006. Notwithstanding anything to the contrary contained herein or in the Securities Exchange Agreement, however, the final payment due hereunder (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal, together with all accrued interest and premiums due hereon.

The interest rate payable on this Note shall increase by one percent upon any failure of the Company to make payments when due hereunder.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Series. This Note is one of a series of Unsecured Subordinated Notes issued pursuant to the Securities Exchange Agreement and is entitled to the benefits thereof. All capitalized terms not otherwise defined herein shall have the meanings set forth therein in the Securities Exchange Agreement.
The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Securities Exchange Agreement. All such covenants and agreements are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place.

3. Prepayment. As and to the extent provided in the Securities Exchange Agreement, this Note is subject to prepayment, in whole or in part, with premium.
The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Securities Exchange Agreement.
Under certain circumstances, as specified in the Securities Exchange Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Securities Exchange Agreement.

4. Restrictions on Transfer. This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Securities Exchange
Agreement.

5. Method of Payment. Payment of principal, premium, if any, and interest shall be made to the registered holder hereof by direct wire transfer of immediately available funds pursuant to the instructions provided by the registered holder or shall otherwise be made by such other method as directed by the registered holder hereof in accordance with the Securities Exchange Agreement.
Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

6. Subordination. Anything in this instrument to the contrary notwithstanding, the indebtedness evidenced by this instrument shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Debt of the Company and its Subsidiaries. The term
"Senior Debt" shall mean the principal of, premium, if any, and interest on any present or future
Indebtedness of the Company that is not, by the express terms of the instrument that evidences the Indebtedness or any related agreement, subordinated in right of payment to any other Indebtedness of the Company.

6.1. Payments on Subordinated Notes. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Notes will demand, accept or receive,
(a) any payment (by set-off or otherwise), direct or indirect, of or on account of any principal, premium, if any, or interest in respect of any Notes, or (b) any payment for the purpose of any redemption, purchase or other acquisition, direct or indirect, of any Notes, and no such payment shall be due, if, at the time of making any such payment a default (a "Payment
Default") in the payment when due (whether at the stated maturity thereof, by acceleration or otherwise) of all or any portion of any of the Senior
Debt shall have occurred and be continuing.

Following an acceleration of the maturity of any Senior Debt, and as long as such acceleration shall continue unrescinded and unannulled, such Senior Debt shall first be paid in full in cash, securities or other property before any payment is made on account of or applied on the Notes.

6.2. Insolvency, etc. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its Subsidiaries or its property, (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings,
(c) any assignment for the benefit of creditors, or
(d) any distribution, division, marshalling or application of any of the properties or assets of the Company or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in any such event:

(i) all Senior Debt shall first be paid in full
(including all principal, premium, if any, and interest, including interest accruing after the commencement of any such proceeding) before any payment or distribution of any character, whether in cash, securities or other property shall be made in respect of any Notes;

(ii)
all principal or premium, if any, and interest on the Notes shall forthwith become due and payable, and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Notes, shall be paid or delivered directly to the holders of the Senior Debt, for application to the payment of the Senior Debt, until all Senior Debt shall have been paid in full, and the holders of the Notes at the time outstanding irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators, fiscal agents and other having authority in the premises to effect all such payments and deliveries;

(iii) each holder of the Notes at the time outstanding irrevocably authorizes and empowers each holder of the Senior Debt and such holder's representatives (without imposing any obligation on any holder of the Senior Debt or such holder's representative) to demand, sue for, collect and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action (including the right to vote the Notes) in the name of such holder or otherwise, as such holder of the Senior Debt or such holder's representative may determine to be necessary or appropriate for the enforcement of this 6.2; and

(iv)
the holders of the Notes shall execute and deliver to each holder of the Senior Debt or such holder's representative all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder of the Senior Debt or such holder's representative to enforce all claims upon or in respect of the Notes.

For all purposes of this instrument, Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of principal, premium, if any, and interest in respect of all Senior Debt at the time outstanding, and in case there are two or more holders of the Senior Debt any payment or distribution required to be paid or delivered to the holders of the Senior Debt shall be paid or delivered to such holders ratably according to the respective aggregate amounts remaining unpaid on the Senior Debt held by such holders.

6.3. Payments and Distributions Received. If any payment or distribution of any character, whether in cash, securities or other property, shall be received by any holder of any of the Notes, or such holder's representative, in contravention of any of the terms of this instrument, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt or such holders' representative or representatives for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any holder of any of the Notes to endorse or assign any such payment or distribution, any holder of the Senior
Debt or such holder's representative is hereby irrevocably authorized to endorse or assign the same.


6.4. Subrogation. In case cash, securities or other property otherwise payable or deliverable to the holders of the Notes shall have been applied pursuant to 6.2 or 6.3 hereof to the payment of Senior Debt in full, then and in each such case, the holders of the Notes shall be subrogated to any rights of any holders of Senior Debt to receive any further payments or distributions in respect of or applicable to the Senior Debt.

6.5. Security. So long as any of the Senior Debt shall not have been paid in full, the Company shall not, and shall not permit any of its Subsidiaries to, give, and the holders of the Notes shall not demand, accept or receive, any security, direct or indirect, for any Notes.

6.6. Limitation on Exercise of Remedies. Each holder of all or any part of the Notes shall not exercise any right or remedy available to it on account of any Default or Event of Default unless (a) payment on any Senior Debt shall have been accelerated or (b) at least six months have elapsed from the date the holder of such Notes otherwise would have had the right to exercise any such right or remedy. If the acceleration of any Senior Debt is subsequently rescinded, then each holder of Notes shall also rescind its exercise of any right or remedy available to it only if the Default or Event of Default giving rise to such right is cured within six months of the occurrence of such Default or Event of Default.

6.7. Right to Current Payments on Notes. Nothing in this Section 6 shall limit the right of any Note holder to receive payments and prepayments on the Notes when no payment default has occurred with respect to the Senior Debt or when any acceleration of the payment of any Senior Debt has been rescinded as provided in 6.6.

7. Governing Law. This Note shall be governed by and construed in accordance with the law of the State of California without reference to conflicts of law rules.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

              R.H. PHILLIPS, INC.,
              a California corporation


              By://s//John Giguiere

            -------------------------
              Name:  John Giguiere
         Title: Co-CEO

                           EXHIBIT B
                       To Securities
                  Exchange Agreement

FORM OF CERTIFICATE OF DETERMINATION

        CERTIFICATE OF DETERMINATION
                    OF
12% SERIES A SENIOR REDEEMABLE EXCHANGEABLE
    PREFERRED STOCK
                    OF
            R.H. PHILLIPS, INC.

     (Pursuant to Section 401 of the
Corporations Code of the State
              of California)

John E. Giguiere and Lane C. Giguiere hereby certify that:

          I. They are the President and the Secretary, respectively, of R.H. PHILLIPS, INC., a corporation organized and existing under the laws of the State of California (the "Corporation").

          II.  The Articles of Incorporation of the
Corporation authorize the Corporation to issue up to 5,000,000 shares of Preferred Stock, of which 500,000 shares of a single series of 12% Senior Redeemable
Preferred Stock (the "12% Senior Stock") are presently outstanding.

          III. The Articles of Incorporation of the
Corporation allow the Board of Directors to create and determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the authorized number of shares of such series of stock.

          IV. The Board of Directors of the Corporation has authorized the issuance of up to 250,000 shares of a series of Preferred Stock designated the 12%
Series A Senior Redeemable Exchangeable Preferred
Stock of the Corporation (the "Series A Preferred
Stock").

          V.   The holders of all of the outstanding
shares of 12% Senior Stock have approved the issuance of the Series A Preferred Stock upon the terms specified herein.

          VI.  No shares of Series A Preferred Stock
have been issued prior to the date hereof.

          VII. The following resolution was duly adopted on March 2, 1999 by the Board of Directors of the Corporation pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation and by the Corporations

Code of the State of California, which resolution remains in full force and effect as of the date hereof:

          RESOLVED, that the Board of Directors of the Corporation (the "Board of Directors"), pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Corporation, which authorize the issuance of up to 5,000,000 shares of Preferred Stock, does hereby create and provide for the issuance of up to 250,000 shares of a series of Preferred Stock designated the 12% Series A Senior Redeemable Exchangeable Preferred
Stock, no par value (the "Series A Preferred Stock"), and does hereby fix and determine the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such series of Series A Preferred Stock as follows:

          1.   Rank.  All shares of Series A Preferred
Stock shall, with respect to payments of dividends and distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, rank prior to all of the Corporation's other series of Preferred Stock and Common Stock and any other class or series of stock authorized and issued by the Corporation
(collectively, "Junior Stock"). The foregoing notwithstanding, the Series A Preferred Stock will rank subordinate to the 12% Senior Stock with respect to payments of dividends and distributions.

          2.   Cumulative Annual Dividends.

          (a)  The holders of Series A Preferred Stock
shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, annual dividends at the rate (the "Dividend Rate") of $1.20 per annum per share, which shall be fully cumulative, shall accrue on a daily basis without interest with respect to each share of Series A Preferred Stock from the date of first issuance of such share and shall be payable semi-annually in arrears on March 15 and September 15 of each year (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) (a
"Dividend Payment Date") to holders of record as they appear on the stock transfer books of the Corporation on such record date, not more than 60 days nor less than 10 days preceding the relevant Dividend Payment
Date, as is fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) at the time such dividend is declared. For purposes hereof, the term
"legal holiday" shall mean any day on which banking institutions are authorized to close in San
Francisco, California, or Boston, Massachusetts.

          (b) Unpaid dividends in arrears for any past dividend period may be declared and paid at any time, without reference to any regular Dividend Payment
Date.

          (c) The semi-annual dividend amount shall be computed by dividing the annual dividend amount by two. The amount of dividends payable for the initial dividend period and any period shorter than a full semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. The first
Dividend Payment Date shall be March 15, 1999.

          (d)  On each of the Dividend Payment Dates
specified below, the semi-annual dividend shall be payable in shares of Common Stock of the Corporation valued at the lesser of $4.00 per share or the Fair
Market Value thereof; provided, however, that the Corporation shall not be required to issue any fractional shares but shall pay to holders of the Series A Preferred Stock in lieu thereof cash based on the Fair Market Value of any resulting fractional shares:

          March 15, 1999
          September 15, 1999
          March 15, 2000

          (e)  As used herein, the "Fair Market Value"
of a share of Common Stock on any Dividend Payment
Date shall mean the following:

          (i)  If the Common Stock is regularly traded
in the organized securities markets, the price per share of Common Stock equal to the average of the daily market prices over a period of twenty (20) consecutive business days before such date. The market price for each such business day shall be the last sale price on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or if the Common Stock is not then listed or admitted on any stock exchange, the market price for each such business day shall be the last sale price on such day, or, if no sale takes place on such day, the average of the closing bid and asked prices on such day in the over-the-counter market, in either case as reported through NASDAQ, or, if such prices are not at the time so reported, as furnished by any member of the National Association of Securities Dealers,
Inc. selected by the Corporation.

          (ii) If the Common Stock is not regularly traded in the organized securities markets, the fair market value of the equity of the Corporation taken as a whole after deducting the value of all preferred stock outstanding, as determined in good faith by the Board of Directors of the Corporation at the time it authorizes each semi-annual dividend, divided by the aggregate number of shares of Common Stock (A) outstanding on such date, assuming the conversion on the last day of the quarter next preceding the date of determination of all securities convertible into shares of Common Stock or (B) issuable upon exercise of any warrants, options and other rights then outstanding, assuming the exercise on such date of all then outstanding warrants, options and similar rights to acquire shares of Common Stock exercisable on such date, and assuming the receipt by the Corporation of any consideration required in connection with any such conversion or exercise without premium for control or discount for minority interests or restrictions on transfer; provided, however, that, at the election of holders of a majority of the outstanding Series A Preferred Stock, the Fair Market Value of a share of Common Stock shall be determined as follows:

          For a period of thirty (30) days after each Dividend Payment Date (the "Negotiation Period"), the
Corporation and the holders of the Series A Preferred
Stock agree to
negotiate in good faith to reach agreement upon the Fair Market Value of a share of the Common Stock as of the Dividend Payment Date. If the parties are unable to agree upon the Fair Market Value of a share of the Common Stock by the end of the Negotiation
Period, then the Corporation, on the one hand, and such holders of Series A Preferred Stock, on the other, shall each designate an independent investment bank or accounting firm of recognized national standing (any such Person, an "Appraiser"), which shall attempt in good faith to agree on the Fair
Market Value of the Common Stock within forty-five
(45) days after the end of the Negotiation Period.
The Corporation and the holders of Series A Preferred
Stock agree to disclose to each other all material business or personal relationships with such investment banks or accounting firms. If the two
Appraisers fail to agree on the Fair Market Value of such securities or other property before the end of such 45-day period, they shall expeditiously agree upon a third Appraiser which shall determine the Fair
Market Value of such securities within thirty (30) days of the end of such 45-day period, taking into account the work and opinions of the two original
Appraisers. The agreement of the investment banks and accounting firms or, failing such agreement, the determination of the third investment bank or accounting firm, shall be conclusive and binding on the Corporation and the holders of Series A Preferred
Stock. The fees and expenses of the Appraisers shall be borne by the Corporation.
In no event shall the Fair Market Value of the Common
Stock be less than the per share consideration received or receivable with respect to the Common
Stock in connection with a pending transaction involving a sale, merger, or liquidation of the Corporation, a sale of all or substantially all of its assets, or similar transaction.

          (f)  On the Dividend Payment Date occurring on
September 15, 2000 and on each Dividend Payment Date thereafter, all dividends on the Series A Preferred
Stock shall be payable entirely in cash.

          (g) After payment of each dividend set forth in this Section 2 (and, to the extent applicable, any increased amount due to a Missed Payment as described in Section 4) is made in full on or prior to the applicable Dividend Payment Date, the Series A
Preferred Stock shall not participate with the Junior
Stock in any additional dividends which the Board of Directors may from time to time declare and pay.

          3.   Effect of Payment Default.  If (a) any
dividends accumulated on the Series A Preferred Stock are in arrears (any semi-annual dividend or unpaid portion thereof, a "Missed Dividend"), or (b) the Corporation is in default with respect to any of the redemption provisions of Section 6 of this Certificate of Determination, then:

          (i)  The Corporation may not, and may not
permit any corporation or entity directly or indirectly controlled by the Corporation to, declare or pay any cash dividend or make any distributions in cash on, or directly or indirectly redeem or satisfy any sinking obligation in respect of, any Junior
Stock or any warrants, rights or options exercisable for or convertible into any of the Junior Stock.

          (ii) The Corporation may not, and may not permit any corporation or other entity directly or indirectly controlled by the Corporation to, acquire, redeem (pursuant to a sinking fund or otherwise), purchase or otherwise acquire any Junior Stock.

          (iii) The provisions of Section 4 and Section 8 hereof shall apply.

          4.   Increase in Dividend Rate Upon Default.

          (a) If one Missed Dividend or any redemption price payable under Section 6(a) hereof (either of such amounts, a "Missed Payment") is outstanding, the Dividend Rate payable on the Series A Preferred Stock shall be increased to $1.25, effective on the date when such Missed Payment was due, until the earlier of such time as all Missed Payments, along with the additional amount payable as a result of the increased Dividend Rate, are paid in full or the time when Section 4(b) applies. Unless Section 4(b) applies, when all Missed Payments, along with the additional amount payable as a result of the increased Dividend Rate, have been paid in full, the Dividend Rate shall be decreased to $1.20.

          (b)  If two or more consecutive Missed
Payments are outstanding, then the Dividend Rate payable on the Series A Preferred Stock shall be increased to $1.30, effective on the date when the second Missed Payment was due, until such time as (i) all Missed Payments, along with the additional amount payable as a result of the increased Dividend Rate, are paid in full or (ii) only one Missed Payment is outstanding, in which case the Dividend Rate shall be decreased to $1.25.

          5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, whether such assets are stated capital or surplus of any nature, an amount in cash equal to the sum of (a) the amount of dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared to the date of such final distribution, (b) Ten Dollars ($10) per share and (c) the Optional Redemption Premium (as defined in
Section 7(b)), before any payment shall be made or any assets distributed to the holders of Junior
Stock. After payment in full of the foregoing amounts is made, the Series A Preferred Stock shall not participate in any additional payments or distributions of assets made to the Junior Stock upon liquidation, dissolution or winding up of the Corporation.

          6.   Mandatory Redemption.

          (a)  To the extent that funds are legally
available, the Corporation shall redeem on each date set forth below (a "Mandatory Redemption Date"), the applicable specified number of shares of Series A
Preferred Stock set forth opposite the respective
Mandatory Redemption Dates at the redemption price of Ten Dollars ($10) per share, payable in cash, plus all dividends accrued and unpaid on such Series A
Preferred Stock up to the Mandatory Redemption Date:

Mandatory Redemption Date Number of Shares
                to be Redeemed
March 15, 2004                83,333
March 15, 2005                83,333
March 15, 2006                83,334

          (b)  In determining the ability of the
Corporation to redeem the Series A Preferred Stock under Section 500 of the General Corporation Law of the State of California, the Corporation shall value its assets at the highest amount permissible under applicable law. If the Corporation has insufficient funds to discharge its mandatory redemption obligation pursuant to Section 6(a) above, the shares to be redeemed shall be selected pro rata based on the holdings as of such record date for the redemption, not more than 60 days nor less than 10 days preceding the Mandatory Redemption Date, as the Board of Directors shall determine. The Corporation shall give at least 30 days' but not more than 60 days' prior written notice to each holder whose shares are to be redeemed pursuant to this Section 6 of the record date of redemption and the shares to be redeemed.

          (c) If, for any reason, the Corporation fails to discharge its mandatory redemption obligation pursuant to Section 6(a) above, such mandatory redemption obligation shall be discharged as soon as the Corporation is able to discharge such obligation.

          (d)  On each Mandatory Redemption Date, the
shares to be redeemed shall be selected pro rata based on the holdings as of the record date for the redemption, which shall be not more than 60 days nor less than 10 days preceding the Mandatory Redemption
Date, as the Board of Directors shall determine.

          7.   Optional Redemption.

          (a)  Upon the terms and subject to the
conditions hereinafter set forth, the Corporation, at its option, upon notice as provided in Section 7(c) hereof, may redeem the Series A Preferred Stock, at any time after March 15, 2001, either in whole or from time to time in any part (but, if in part, then with respect to at least 10,000 shares at any one time) at a redemption price equal to the sum of Ten
Dollars ($10) per share (the "Liquidation Value") and the Optional Redemption Premium (as defined below) for such Liquidation Value, together with accrued and unpaid dividends with respect to the shares of Series A Preferred Stock so to be redeemed to the date fixed for redemption (collectively, the "Optional Redemption Price").

          (b)  The "Optional Redemption Premium" for any
Liquidation Value shall equal the net present value
(if positive) of the payment stream equal to the difference between (i) each payment of dividends and mandatory redemption price the holders of Series A
Preferred Stock would have received through the date of mandatory redemption on account of such Liquidation Value at an annual 12% per annum dividend rate and (ii) each corresponding payment of dividends and mandatory redemption price the holders of Series A Preferred Stock would have received through the date of mandatory redemption on account of such Liquidation Value at an annual dividend rate equal to the rate, on the date of the redemption, being paid on United States Treasury
Notes with maturities equal to the Weighted Average
Life to Maturity (as defined below) of the remaining aggregate Liquidation Value of Series A Preferred
Stock at the time of prepayment (the "Treasury
Rate"), discounted at the Treasury Rate.

          For purposes hereof, the term "Weighted Average
Life to Maturity" means, with respect to the remaining aggregate Liquidation Value of Series A
Preferred Stock, as of the date of the determination thereof, the number of years obtained by dividing the then Remaining Dollar-years of such amount by the then outstanding principal amount thereof. The term
"Remaining Dollar-years" of such amount means the amount obtained by (i) multiplying the amount of each then remaining mandatory redemption price by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the date of the redemption and (ii) totaling all of the products obtained in clause (i).

          (c)  Written notice of any redemption of
Series A Preferred Stock pursuant to this Section 7 shall be given to each holder of the Series A
Preferred Stock by overnight delivery service not less than 30 nor more than 60 days before the date fixed for redemption (the "Optional Redemption Date") and shall be accompanied by an officer's certificate of the Corporation certifying as to: (i) the Optional Redemption Date; (ii) the aggregate
Liquidation Value of all of the shares of Series A
Preferred Stock to be so redeemed on such Optional
Redemption Date; (iii) the number of shares of Series A Preferred Stock held by such holder to be redeemed on such Optional Redemption Date; (iv) the Optional Redemption Price to be paid in respect of each share of Series A Preferred Stock held by such holder on such Optional Redemption Date and an estimate of such Optional Redemption Premium; and (v) the amount of accrued and unpaid dividends to be paid to such holder on such Optional Redemption Date. Any notice of redemption pursuant to this Section 7 having been so given, the aggregate Optional
Redemption Price payable in respect of the shares of Series A Preferred Stock specified in such notice shall become due and redeemable on such Optional
Redemption Date.

          (d)  If less than all of the outstanding
shares of Series A Preferred Stock are to be redeemed pursuant to this Section 7, the shares to be redeemed shall be selected pro rata based on the holdings as of the record date for the redemption, which shall be not more than 60 days nor less than 30 days preceding the Optional Redemption Date, as the Board of Directors shall determine.

          (e) Notwithstanding the foregoing provisions of this Section 7 an optional redemption of Series A
Preferred Stock pursuant to this Section 7 may only be made if, on the Optional Redemption Date, such optional redemption is permitted by applicable law.

          (f) If any shares of Series A Preferred Stock are redeemed other than on a Mandatory Redemption
Date (other than as a result of a failure to redeem on a Mandatory Redemption Date), the number of such shares so redeemed shall be applied first to reduce the number of shares redeemable on March 15, 2006 until such number equals zero, then to the number of shares redeemable on March 15, 2005 until such number equals zero, and then to the number of shares redeemable on March 15, 2004.

          8.   Voting Rights.

          (a)  General.  The holders of Series A
Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Series A Preferred
Stock shall have one vote for each share of Series A
Preferred Stock held.  Shares of Series A Preferred
Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

          (b)  Default Voting Rights.

          (i)  If at any time two consecutive Missed
Payments are outstanding, then the holders of the Series A Preferred Stock, voting as a class, shall immediately thereafter have the exclusive right to elect one member of the Board of Directors of the Corporation. Such director or any successor elected by holders of the Series A Preferred Stock shall have the right to serve on the Board of Directors of the Corporation until the latest of (A) one year from the date of election of such director, (B) the date when no Missed Payments are outstanding and (C) the date when a successor director is elected pursuant to
Section 8(b)(v).  The right of the holders of the
Series A Preferred Stock to elect such additional director shall continue until the later of (x) one year from the date of election of such director and
(y) the date when no Missed Payments are outstanding.

          (ii) If at any time three consecutive Missed
Payments are outstanding, then the holders of the Series A Preferred Stock, voting as a class, shall immediately thereafter have the exclusive right to elect an additional member of the Board of Directors of the Corporation, in addition to the member elected pursuant to Section 8(b)(i). Such director or any successor elected by holders of the Series A
Preferred Stock shall have the right to serve on the Board of Directors of the Corporation until the latest of (A) one year from the date of election of such director, (B) the date when no Missed Payments are outstanding and (C) the date when a successor director is elected pursuant to Section 8(b)(v). The right of the holders of the Series A Preferred Stock to elect such additional director shall continue until the later of (x) one year from the date of election of such director and (y) the date when no Missed Payments are outstanding.

          (iii)     If at any time four consecutive Missed
Payments are outstanding, then the holders of the Series A Preferred Stock, voting as a class, to have the exclusive right to elect a majority of the members of the Board of Directors of the Corporation.
Such directors or any successors elected by holders of the Series A Preferred Stock shall have the right to serve on the Board of Directors of the Corporation until the latest of (A) one year from the date of election of such director, (B) the date when no Missed Payments are outstanding and (C) the date when successor directors are elected pursuant to Section
8(b)(v).  The right of the holders of the Series A
Preferred Stock to elect a majority of the directors shall continue until the later of (x) one year from the date of election of such directors and (y) the date when no Missed Payments are outstanding.

          (iv) At any time after (A) the exclusive right to elect a director or directors is vested in the holders of the Series A Preferred Stock or (B) the term of all directors elected by the Series A
Preferred Stock shall end and the exclusive right to elect directors reverts to the holders of the Common
Stock, then the holders of 10% or more of the Series A Preferred Stock or Common Stock, as the case may be, shall have the right to call a special meeting of shareholders for the purpose of electing members of the Board of Directors by delivering a request in writing for the calling of the special meeting to the Secretary of the Corporation. The
Secretary shall forthwith cause a notice to be given to the shareholders entitled to vote at that meeting, which shall be held at a time requested by those shareholders calling the meeting not less than 35 nor more than 60 days after the receipt of the request.
Notwithstanding the foregoing, any action to be taken by holders of Series A Preferred Stock with respect to the election of such directors may be taken without a meeting, without prior notice and without a vote, if taken by the written consent of the holders of a majority of the Series A Preferred Stock pursuant to Section 603 of the General Corporation
Law of the State of California or any successor statute.

          (v) Upon the election of the directors by the holders of the Series A Preferred Stock as provided in Section 8(b)(iv), the terms of all persons who were directors immediately prior thereto shall terminate. If directors are elected by means of the written consent of the Series A Preferred Stock without a meeting, the remaining directors shall be elected by the Common Stock at a special or annual meeting of the holders of Common Stock or by the written consent of the holders of a majority of the Common Stock. Upon the election of directors by the holders of Common Stock at a special meeting after the exclusive right to elect directors shall have reverted to the Common Stock, the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Common Stock at the special meeting shall constitute the directors of the Corporation until the next annual meeting.

          (vi) The holders of the Series A Preferred
Stock, voting as a class, shall have the sole right to remove, with or without cause, at any time and from time to time and to replace any director such holders have elected pursuant to this Section 8 by electing a new director pursuant to this Section 8.

          (vii)     Directors elected by the holders of the
Series A Preferred Stock shall be entitled to receive the same compensation as other directors of the Corporation. The Corporation shall pay the reasonable expenses of all directors elected by holders of the Series A Preferred Stock incurred in connection with attending meetings or performing other duties as directors of the Corporation.

          (c)  Class Voting Rights.  So long as any of
the Series A Preferred Stock is outstanding, the Corporation (and, where applicable, the Board of Directors) shall not, without the affirmative vote or consent of the holders of at least 51% of all then outstanding Series A Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Articles of Incorporation, Certificate of Determination or Bylaws of the Corporation (A) increasing or decreasing the authorized number of shares of the Series A Preferred
Stock, (B) granting voting rights to holders of any bonds, debentures or other debt obligations of the

Corporation or (C) otherwise adversely affecting the relative rights, preferences, qualifications, limitations, restrictions, powers or rights of the Series A Preferred Stock; (ii) effect any reclassification of the Series A Preferred Stock;
(iii) effect a voluntary liquidation, dissolution or winding up of the Corporation; or (iv) merge or consolidate into any corporation where the Corporation is not the survivor of such merger or consolidation.

          9.   Outstanding Shares.  For purposes of the
Certificate of Determination, shares of Series A
Preferred Stock shall be deemed outstanding upon issuance except (a) from the date fixed for redemption pursuant to Section 6 or Section 7 hereof, all shares of Series A Preferred Stock that have been so called for redemption under any of such provisions; (b) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation; and (c) from the effective date of an exchange of Series A Preferred Stock for subordinated notes of the Corporation, all shares of Series A
Preferred Stock.

          10.  Status of Acquired Shares.  Shares of
Series A Preferred Stock redeemed by the Corporation or otherwise acquired by the Corporation shall be retired and cancelled and shall not be restored to the status of authorized but unissued shares of Series A Preferred Stock or reissued thereafter.

          11.  Severability of Provisions.  Whenever
possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Certificate of Determination is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: March 3, 1999
     ----------------

     //s//John E. Giguiere
     -------------------------
          Name:  John E. Giguiere
     Title: President


     //s//Lane C. Giguiere
     -------------------------
          Name:  Lane C. Giguiere
     Title: Secretary